UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 10, 2011

Date of Report (Date of earliest event reported)
Abtech Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52762	14-1994102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4110 North Scottsdale Road, Suite 235
Scottsdale, Arizona 85251

(Address of Principal Executive Offices)
(480) 874-4000

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02. Unregistered Sales of Equity Securities.
Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.06. Change in Shell Company Status.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9
EX-21
EX-99.1
EX-99.2

Cautionary Notice Regarding Forward-Looking Statements
     This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.
     Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.
     Unless otherwise indicated in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Abtech Holdings, Inc., a Nevada corporation, and, unless the context otherwise requires, its majority owned subsidiary, AbTech Industries, Inc., a Delaware corporation.
Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On February 10, 2011 (the “Closing Date”), Abtech Holdings, Inc., a Nevada corporation (“Abtech Holdings”) closed a merger transaction (the “Merger”) with AbTech Industries, Inc., a Delaware corporation (“AbTech Industries”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among Abtech Holdings, Abtech Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Abtech Holdings (“Merger Sub”), and AbTech Industries.
     As a result of the Merger, Abtech Holdings acquired all of the issued and outstanding common stock of AbTech Industries (through a reverse acquisition transaction) in exchange for the common stockholders of Abtech Industries acquiring an approximate 78% ownership interest in Abtech Holdings, AbTech Industries became our majority-owned subsidiary (“Surviving Corporation”), and we acquired the business and operations of AbTech Industries.
     Prior to the Merger and pursuant to the Merger Agreement, Abtech Holdings was a public reporting “shell company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act for the Registrant’s common stock, which is the only class of Abtech Holdings’ securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger.
     The Merger Agreement contains customary representations, warranties, and conditions to closing. The following description of the terms and conditions of the Merger Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to a Current Report of Abtech Holdings on Form 8-K on July 22, 2010 and Amendment No. 1 thereto, a copy of which was filed as Exhibit

2.1 to a Current Report of Abtech Holdings on Form 8-K on September 22, 2010, each of which is incorporated by reference into this Item 2.01.
     From and after the Closing Date, our primary operations will consist of the business and operations of AbTech Industries. Therefore, we disclose information about the business, financial condition, and management of AbTech Industries in this Form 8-K.
     Issuance of Common Stock. At the closing of the Merger, Abtech Holdings issued 32,009,801 shares of its common stock to the stockholders of AbTech Industries in exchange for 100% of the issued and outstanding common stock of AbTech Industries. Immediately prior to the Merger, Abtech Holdings had 10,000,000 shares of common stock issued and outstanding, excluding the shares issued as part a $3 million funding required by the Merger Agreement. A portion of the $3 million capital raise was received by Abtech Holdings prior to closing of the Merger and the balance was received at closing of the Merger in the form of a promissory note in the principal amount of $1,355,000. Immediately after the Merger, Abtech Holdings had 45,009,801 shares of common stock issued and outstanding, including the 3 million shares issued in connection with the $3 million capital funding completed at closing.
     Conversion of AbTech Industries’ Preferred Stock. At the effectiveness of the Merger, 1,439,614 shares of Series A Preferred Stock (“Preferred Stock”) of AbTech Industries outstanding immediately prior to the Merger were converted into 1,439,614 shares of preferred stock of Surviving Corporation (i.e., AbTech Industries, post-Merger). The privileges, rights, and preferences of the Preferred Stock were not affected or altered by such conversion. Accordingly, the Preferred Stock may be converted at any time into common shares of Abtech Industries as the Surviving Corporation and subsequently such common shares of the Surviving Corporation will be exchanged for shares of the common stock of Abtech Holdings at the same exchange rate in effect for common shares of AbTech Industries at the date of the Merger (the “Merger Consideration”).
     Conversion of AbTech Industries’ Warrants. At the effectiveness of the Merger, 480,266 warrants to purchase common stock of AbTech Industries outstanding immediately prior to the Merger were converted into warrants to purchase 2,557,153 shares of common stock of Abtech Holdings. At the effective time of the Merger, 471,444 warrants to purchase AbTech Industries Preferred Stock outstanding immediately prior to the Merger were converted into warrants to purchase 471,444 shares of preferred stock of AbTech Industries as the Surviving Corporation. The aggregate exercise price and other terms of such warrants were not affected or altered by such conversion and, upon exercise of any such warrants, the shares of preferred stock received upon such exercise would be convertible at any time for common shares of Abtech Industries, whereupon such common shares would be exchanged for the Merger Consideration.
     Conversion of AbTech Industries’ Options. At the effectiveness of the Merger, options to purchase 992,000 shares of common stock of AbTech Industries outstanding immediately prior to the Merger were converted into options to purchase 5,281,855 shares of common stock of Abtech Holdings. The aggregate exercise price and other terms of such options were not affected or altered by such conversion.
     Conversion of AbTech Industries’ Convertible Debt. As of the closing of the Merger, $3,980,666 of outstanding notes of Abtech Industries that were convertible into Preferred Stock of Abtech Industries prior to the Merger were retained by the holders and $1,347,372 of such notes were converted into 1,919,315 shares of common stock of Abtech Holdings.
     Change in Management. As a condition to closing the Merger Agreement and as more fully described in Item 5.02 below, Ms. Mandi Luis resigned as Chief Executive Officer, President, and Director of the Company, and Mr. Robert MacKay resigned, effective upon the completion of the Merger, as Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, and Director of the Company. On October 4, 2010, Glenn R. Rink, the President, Chief Executive Officer and a Director of AbTech Industries, was appointed to the Board of Directors of Abtech Holdings, filling an existing vacancy. Upon the effectiveness of the Merger, Olivia H. Farr, David Greenwald, A. Judson Hill, Jonathan Thatcher, Karl Seitz, and F. Daniel Gabel, the current directors (together with Mr. Rink) of AbTech Industries, were appointed to the Company’s Board of Directors. At the closing of the Merger, Mr. Glenn R. Rink was appointed Chief Executive Officer and President, Mr. Lane J. Castleton was

appointed Chief Financial Officer, Vice President, and Treasurer, and Ms. Olivia H. Farr was appointed Secretary of the Company.
     The following persons constitute the Company’s executive officers and directors following the closing of the Merger:

Name	Age	Position

Glenn R. Rink	51	Chief Executive Officer, President, and Director
Lane J. Castleton	54	Chief Financial Officer, Vice President, and Treasurer
Olivia H. Farr	49	Secretary and Director
David Greenwald	55	Director
A. Judson Hill	55	Director
Jonathan Thatcher	41	Director
Karl Seitz	59	Director
F. Daniel Gabel	72	Director
     Abtech Holdings previously filed and mailed the Information Statement required under Rule 14(f)-1 to its stockholders on or about September 21, 2010, and the ten-day period prior to the change in the majority of the Company’s directors as required under Rule 14(f)-1 expired on October 1, 2010. Additional information regarding the above-mentioned directors and executive officers is set forth below under the section entitled “Management.”

DESCRIPTION OF BUSINESS
General
     Abtech Holdings was a “shell company” prior to the Merger and did not conduct an active trade or business. AbTech Industries was incorporated in the State of Delaware on October 16, 1997. AbTech Industries is an environmental technologies firm dedicated to providing innovative solutions to address water pollution issues facing communities and industry. AbTech Industries has developed a variety of products that leverage its cornerstone technology called Smart Sponge®. This patented technology’s oil absorbing capabilities make it highly effective as a filtration media to remove hydrocarbons and other pollutants from water. AbTech Industries has introduced its products into a variety of markets resulting in over 15,000 products installed in 36 states to date.
     AbTech Industries developed the Smart Sponge® filtration media, a patented polymer technology that effectively removes pollutants from water and encapsulates them so that they cannot be released back into the water, even under high pressure. AbTech Industries recently expanded the capability of the Smart Sponge technology by adding an antimicrobial agent that has proven to be effective in reducing coliform bacteria found in stormwater, industrial wastewater and municipal wastewater while maintaining its oil-absorbing capability. This expanded technology, known as Smart Sponge Plus, provides an effective solution to municipalities and other entities faced with beach closures and other hazards of bacteria-laden stormwater. This antimicrobial capability differentiates Smart Sponge Plus products from competitive stormwater treatment devices. It can be engineered to treat massive amounts of water runoff in end-of-pipe applications, such as drainage vaults, or other configurations. In July 2010, AbTech Industries received notification from the United States Environmental Protection Agency (the “EPA”) that AbTech Industries’ application to register Smart Sponge Plus as a pesticide under the Federal Insecticide, Fungicide and Rodenticide Act had been conditionally approved (for additional information, see the section entitled “Description of Business — Regulatory”).
     AbTech Industries’ business is subject to several significant risks, any of which could materially adversely affect its business, operating results, financial condition, and the actual outcome of matters as to which it makes forward-looking statements. See the section entitled “Risk Factors.”
Technology
Smart Sponge
     Over the past nine years, AbTech Industries has developed and patented its Smart Sponge technologies based on a proprietary blend of synthetic polymers aimed at the removal of hydrocarbons and oil derivatives from surface water. The removal process starts with the physical contact between polymer and contaminant and the consequent adsorption (physical interaction, contaminant distributed on surface of adsorbing material) or absorption (contaminant distributed throughout the absorbing material). The absorption/adsorption process is determined by several polymer parameters (e.g., composition and structure, flexibility of the chain and molecular weight), as well as physical parameters (e.g., polymer physical form, contaminant molecule size and temperature). While polymer composition is the critical factor in defining the solubility, the polymer structure (amorphous or crystalline) is probably the most important factor in determining the process of absorption or adsorption.
     AbTech Industries’ polymers are composed of amorphous products that are able to selectively absorb various hydrocarbons (contaminants) present in water, then stabilize and retain them in a gelified structure. Other traditional sorbent products, with more crystalline structures, can only adsorb the contaminants and don’t have the capability to totally retain them when the sorbent is removed from the water. AbTech Industries’ polymers, in order to selectively remove oil derivatives from water, are oleophilic (strong affinity for oils) and hydrophobic (repels water).
     The adsorption/absorption process is also controlled by the physical size of the sorbent as diffusion is fairly proportional to the contact surface between fluid and sorbent. Finely powderized materials show the best absorption but, because of swelling, tend to gel quickly and block the contact of additional fluid with the remaining active sorbent, and are very difficult to handle. In order to overcome this problem and use the sorbent to the maximum capacity, AbTech Industries has developed a patented extrusion process that takes advantage of the different thermal behavior of the polymers used to create entanglements with the amorphous part of the other polymer, bonding the chains of the polymers in a flexible porous structure called Smart Sponge.
     The porosity of the Smart Sponge allows the fluid containing the contaminant to penetrate into its structure, then the polymer chains selectively absorb the hydrocarbon contaminants and stably encapsulate them. Based on the level of contaminant, the entire structure begins to swell (but not collapse into a total gel) while maintaining absorption capabilities well beyond usual levels. Once reaching saturation, the Smart Sponge is easily recoverable and does not leach any of the absorbed contaminant, even in rough water or under pressure, giving it less expensive disposal options such as recycling through a waste-to-energy facility. The Smart Sponge can absorb, on average, 3.5 times its weight, depending on the contaminant absorbed and remains buoyant permitting it to remain in place until fully saturated. The malleable nature of the Smart Sponge material allows it to be formed into a variety of shapes for optimum effectiveness in a wide variety of contaminated water filtration applications.
     The advantages of Smart Sponge based products over competing products include:
•	Absorbing rather than adsorbing water-borne hydrocarbons;

•	Reducing coliform bacteria found in stormwater, industrial wastewater and municipal wastewater;

•	Locking-up or encapsulating the hydrocarbons;

•	Transforming the encapsulated pollutant into a solid to prevent leaching;

•	Remaining buoyant after the encapsulation in order to permit recovery;

•	Oil-soaked product may be recycled as a waste-to-energy fuel source;

•	Simpler and less expensive disposal due to classification as a solid “non-hazardous waste”;

•	Easy deployment and retrieval; and

•	Solves “gel-blocking” problem common among other polymers available only in particulate form.
     Due to the ability of Smart Sponge to capture and retain hydrocarbons and other contaminants within its highly porous structure, its performance can best be measured by an in-depth look at the spent material to analyze its composition and the quantity of the various contaminants retained. This type of data cannot be gleaned from the customary random sampling events typically used to test filters. Such tests are often misleading or erroneous due to the non-homogenous concentrations of pollutants in stormwater. Analyzing all contaminants entrapped in the filter over a period of time provides a better indicator of the filter’s true performance. Consequently, AbTech Industries took a more advanced approach and engaged a highly qualified, analytical laboratory to use complex analytical techniques to deconstruct used Smart Sponge polymer and selectively extract all the entrapped contaminants. This in-depth mapping and finger printing of contaminants (a first of its kind in stormwater treatment) is analogous to having a “Black Box” recording of the UUF’s filtration mechanisms and all the contaminants collected in the Smart Sponge material during the time that it is deployed. The results of this analysis were then compared to base tests performed on virgin Smart Sponge material. The difference between the two samples constitutes the contaminants collected by the field deployed Smart Sponge. By extrapolating these results, estimations were made of the total contaminants AbTech Industries’ products prevented from being discharged into open waters for entire installation projects such as at Norwalk. In Norwalk, Connecticut, 275 Ultra-Urban Filters were installed in storm drains to protect residential, commercial, waterside, and industrial manufacturing settings which flow into Norwalk Harbor. The deconstruction or meltdown of Smart Sponge media samples documented approximately 50 pounds per filter of total contaminants with the presence of several heavy metals (e.g., copper, titanium, and zinc) and a variety of hydrocarbons, (about 32 pounds per filter), including solvents, oils and cosmetic product components as well as chemical plasticizers.
     The grand total of contaminants including hydrocarbons and heavy metals removed, extrapolated for the 275 filters, is an estimated 13,530 pounds. Essentially, the installation of the filters prevented the equivalent of an oil spill of 1,200 gallons from entering the Long Island Sound. This analysis demonstrated the effectiveness of

AbTech Industries’ products with quantifiable data and added substantially to data provided by other tests that merely tested the difference between influents and effluents.
Smart Sponge Plus
     The presence of bacteria in stormwater is a serious problem and poses significant health risks that increasingly result in the contamination of water bodies. Water quality standards for bacteria counts are very strictly monitored in most coastal areas and small increases in bacteria counts can trigger beach closures. The best potential to reduce this bacteria count during rain events is the control and purification of the stormwater runoff. This control can be achieved by expensive, heavy equipment, such as ultraviolet light or chlorine treatment systems that become cost prohibitive for most municipalities. Alternatively, the pollutants can be destroyed at the entrance of the storm sewer system, with inexpensive filtration systems such as AbTech Industries’ Ultra-Urban® Filter with Smart Sponge Plus. AbTech Industries has also designed larger vault systems that have been installed in end-of-pipe applications to reduce the level of bacteria in the water at the point where the water discharges into rivers, lakes, and oceans.
     AbTech Industries has developed the capability to bind an anti-microbial agent to its proprietary polymers thereby modifying their surface and adding micro biostatic features while maintaining their oil absorbing capabilities. The enhanced material, or Smart Sponge Plus, provides a significant reduction in coliform bacteria and other pathogens frequently found in stormwater and other water streams. AbTech Industries believes that this breakthrough, coupled with additional advancements that have dramatically increased the antimicrobial strength of Smart Sponge Plus, will be key factors in penetrating the stormwater market. Accordingly, AbTech Industries has been issued three U.S. patents that protect the use of Smart Sponge Plus in stormwater filtration applications.
     The anti-microbial agent used for this innovative technology is an organosilane derivative that is widely used in a variety of fields including medical, consumables, pool equipment and consumer goods. This anti-microbial agent is registered with the EPA for various applications and has been proven successful in those applications against a wide variety of microorganisms. AbTech Industries’ Smart Sponge Plus was recently conditionally approved by the EPA under the Federal Insecticide, Fungicide, and Rodenticide Act as an antimicrobial pesticide (for additional information, see the section entitled “Description of Business — Regulatory”). Smart Sponge Plus will also act as a fungistatic to control fungus and mildew order.
     The anti-microbial mechanism of Smart Sponge Plus is based on the agent’s electromagnetic interaction with the microorganism cell membrane, causing the microorganism disruption, but no chemical or physical change in the agent. Consequently, the anti-microbial agent is not depleted over time, maintains its long-term effectiveness and unlike any other technology (with the exception of ultra-violet light), doesn’t release any chemical or by-product into the treated water.
     In manufacturing the Smart Sponge Plus material, the anti-microbial agent is chemically and permanently bound to the polymer surface. In the development process, AbTech Industries has been successful in increasing the amount of anti-microbial agent bound to the polymer thus increasing its antimicrobial potency 2,000% over its first generation strength. In laboratory testing, the current generation of Smart Sponge Plus material, has proven to be not only much more effective in destroying bacteria than the original generation of Smart Sponge Plus material, but also capable of reducing bacteria to trace levels in a much shorter period of time (residence time), a very important factor in filtration applications where the contaminated water is in contact with the Smart Sponge material for just a few seconds.
Smart Sponge versus Commonly Used Polypropylene
     Smart Sponge Absorptive polymers have a distinct advantage over traditional polypropylene booms used in oil spill cleanup. Once oil comes in contact with Smart Sponge, it is permanently encapsulated in the structure of the polymer and cannot be released under any amount of pressure. In comparison, polypropylene booms adsorb or form a temporary attachment to water as well as oil, thus making them much heavier and messier to remove releasing both water and oil back into the environment. This makes the Smart Sponge material operationally superior for removing sheen levels of hydrocarbons (15 — 300 ppm).

Disposal Options
     As local conditions, product use and exposure can vary widely, the end user must determine the most appropriate disposal method for a spent Smart Sponge or Smart Sponge Plus’ product. Smart Sponge samples saturated with hydrocarbons both in the lab and in the field have been tested according to the EPA’s Toxicity Characteristic Leaching Procedure (“TCLP”). These tests show that Smart Sponge is a “non-leaching” product. In addition, used Smart Sponge can be recycled as an energy source with a British thermal unit, or BTU, value ranging from 10,000 to 18,000 based on the type of contaminant absorbed. As a result, Smart Sponge technology can afford many cost effective and environmentally friendly disposal options. The following waste disposal and resource recovery industries have accepted spent Smart Sponge products for disposal and/or recycling:
          Waste-to-Energy Facilities (“WTE”). A specialized segment of the solid waste industry has used spent Smart Sponge as an alternative fuel in the production of electricity. WTE is acknowledged at the federal level as a renewable energy source under the Federal Power Act, Title IV of the Clean Air Act and is a participant in the Department of Energy’s National Renewable Energy Program.
          Cement Kilns. This industry has used the spent Smart Sponge as an alternative fuel in the production process of Portland Cement. This process is considered a beneficial reuse of waste products. The British thermal unit value of spent Smart Sponge is consistently above the average acceptable levels set for this high temperature.
          Landfills. As discussed above, spent Smart Sponge products have been classified as a solid waste and have been accepted at Subtitle D Landfills.
Products
     AbTech Industries’ product line is marketed under the trade name “Smart Sponge®” and “Smart Sponge Plus.” Smart Sponge Plus includes antimicrobial capability. AbTech Industries’ Smart Sponge contains a unique molecular structure which is chemically selective to hydrocarbons, removing approximately three times its own weight. Smart Sponge remains buoyant when saturated and encapsulates hydrocarbons and oils, without leaching. AbTech Industries’ Smart Sponge Plus is EPA approved to reduce coliform bacteria found in stormwater, industrial wastewater, and municipal wastewater, and can be engineered to meet specific performance requirements. The following products incorporate the Smart Sponge or Smart Sponge Plus material in one or more of its various forms and are designed to meet specific market needs:
Smart Sponge Popcorn
     The Smart Sponge material can be formed into a variety of physical shapes to optimize its performance in a wide range of filtration applications. The Smart Sponge material is the cornerstone of all of AbTech Industries’ products, and AbTech Industries continues to find new applications for its use. When produced in its “popcorn” form (clumps of polymer similar in shape to popcorn), Smart Sponge is an effective filtration media due to its high porosity and favorable hydraulic characteristics. AbTech Industries is currently pursuing the use of Smart Sponge popcorn in end-of-pipe applications such as vaults and other configurations. The Smart Sponge material can also be sold to OEMs and other users in its raw form without any filtration device
Ultra-Urban® Filter
     The Ultra-Urban® Filter (“UUF”) with Smart Sponge is an innovative low-cost Best Management Practice (“BMP”) that helps meet National Pollution Discharge Elimination System (“NPDES”) requirements with effective filtration, efficient application, and low maintenance. The UUF is a modular filtration unit (or Catch Basin Insert) designed in a variety of shapes and sizes for use in curb opening and top down storm drains.
     The UUF is a true water filter that ensures water flowing through the system is properly and completely treated. This solution is used to treat stormwater runoff for new or retrofitted sites by absorbing oil and grease and capturing trash and sediment. In addition, AbTech Industries’ Smart Sponge Plus contains an antimicrobial agent that is effective in reducing coliform bacteria found in stormwater, industrial wastewater, and municipal wastewater. Smart Sponge and Smart Sponge Plus are comprehensive solutions geared at removing key contaminants and pollutants from stormwater runoff.
     The UUF is ideal for municipal, industrial, and construction applications ensuring compliance with stormwater regulations. The filter comes in three designs: the Curb Opening, Drain Insert, and Customized Drain Insert. The unique micro porosity of Smart Sponge allows the standard sized CO1414 UUF filter a hydraulic flow rate of more than 250 gallons per minute and has proven effective in removing more than 80% of hydrocarbons and total suspended solids (“TSS”) (300 microns or greater).
     The unique design of the Curb Opening Series allows crews to easily hang the appropriate number of filters in each drain on a simple mounting bracket. The product is designed with a lateral bypass to utilize each box as well as an overflow capability to eliminate the potential for street flooding in the event of a plugged filter.
     The UUF Drain Insert Series offers the same filtration characteristics of the Curb Opening series for stormwater filtration of hydrocarbons, trash and sediment. The unique micro porosity of Smart Sponge allows the DI2020 UUF a hydraulic flow rate of more than 500 gallons per minute, and has proven effective in removing more than 80% of hydrocarbons and TSS (300 microns or greater). Additionally, a significant reduction in coliform bacteria can be obtained. These units are designed to be suspended beneath a collar installed under the stormwater grates. This simple design allows easy access for maintenance while eliminating the potential for street flooding in the event of a plugged filter.
     Customized drain inserts are available for those customers with shallow drains or requiring deeper bed depths. AbTech Industries’ team of engineers will work with customers to understand the site characteristics, including hydraulics and contamination levels and will confirm the appropriate Smart Sponge bed depth to achieve the project’s filtration goals.
SMART PAK®
     AbTech Industries’ Smart Pak is designed for use in new or existing vaults that experience oil and grease pollution accompanied by sediment, trash/debris, hydrocarbons, and coliform bacteria (when specified with Smart Sponge Plus) . Smart Pak helps users meet and/or exceed stormwater NPDES permit requirements with effective filtration, absorption, life expectancy and maintenance costs. Smart Pak products are constructed out of AbTech Industries’ patented Smart Sponge media which is a nonhazardous, material, and can be specified for a new variety of applications. AbTech Industries’ Smart Pak allows Smart Sponge® technology to be scaled to virtually any size required in an easy-to-maintain form.
Smart Sponge Vault
     Smart Sponge Vaults with Smart Paks are an effective alternative to treating individual catch basins. These easily installed vaults are inserted into existing stormwater systems and are ideal for stormwater treatment at or near the end of pipe. Vault sizes can be adapted for various flow rates and contamination levels to solve a wide range of stormwater treatment issues.
     Smart Sponge Custom Vaults can also be engineered for large projects either as standalone applications or part of a treatment train to polish water working with retention ponds or hydrodynamic separators. These engineered solutions can be direct or radial flow, and can easily be adapted to treat first flush while allowing the later flow of a major storm event to pass around the systems to achieve the hydraulic requirements of the watershed.
Absorbent Boom and Line Skimmer
     AbTech Industries’ Tubular Absorbent Booms and Line Skimmers employ the Smart Sponge Absorptive technology which rejects water while absorbing even sheen levels of hydrocarbons in low energy flow environments. Tubular Absorbent Booms and Line Skimmers are designed to absorb and permanently encapsulate hydrocarbons resulting in no dewatering of oily water during removal. These products remain completely buoyant, even after being saturated allowing long term deployment and conveniently scheduled removal.
Passive Skimmer
     The Passive Skimmer is designed to absorb and encapsulate hydrocarbons by floating directly on the water in catch basins, sumps, oil/water separators, and marine fueling stations. Passive Skimmers are made with Smart Sponge, are packaged in flexible mesh containers, and are available in a variety of sizes.
Bilge Skimmer
     The Smart Sponge Non-Leaching Bilge Skimmer is engineered and designed for permanently encapsulating the petroleum hydrocarbons that appear as oily sheen in the engine compartment during normal boat operation. The Bilge Skimmer will absorb the contaminant and allow the boater to discharge clean water from the bilge pump.
Monitoring Well Skimmer
     AbTech Industries’ Monitoring Well Skimmer (“MWS”) is designed to absorb and encapsulate hydrocarbons by floating directly on the surface of the water in monitoring wells. The MWS utilizes a Smart Sponge propellet encased in flexible mesh designed to maintain structural integrity of the product as well as to allow maximum surface contact with the contaminant. The propellet slides over a reusable rod kit with a weight on one end and an attachment point for securing the deployment rope on the other. Propellet sleeves are available in a variety of sizes.
Filtration Products
     AbTech Industries has developed a line of filtration products, including cartridges, designed for the industrial market. Most industrial plants employ hydrocarbons as solvents or process additives and the process waters (cooling, washing, and stripping) contain small amounts of these oil derivatives that limit discharge or recycling of the water. Through simple filtration through cartridges containing AbTech Industries’ Smart Sponge, they will be able to remove these hydrocarbon traces and reuse the water or discharge it.
Product Realignment
     AbTech Industries’ flagship product, the Ultra Urban Filter, has proven to be effective in many stormwater applications. However, in some field deployments antimicrobial efficacy and heavy sediment removal can be improved by an end of pipe vault. Vault designs can accommodate a larger filtration bed to achieve more consistent antimicrobial performance while reducing the sediment load before stormwater reaches the filter. This allows Smart Sponge Plus to do what it does best, i.e., filter hydrocarbons and reduce bacteria, the new designs provide engineered solutions to address specific customer requirements and are scalable to almost any required specification. One of these designs, the Vault System described above, works at the end of the line as part of a treatment train that first removes sediment trash and debris from the stormwater and then directs the water through large vaults designed to maximize the contact time with AbTech Industries’ Smart Sponge, thus enhancing its antimicrobial effectiveness. This type of end-of-pipe solution provides the added benefit of treating large amounts of water in a single location thus minimizing the cost of maintenance and monitoring. Some vaults have been designed to use up to 20,000 pounds of Smart Sponge in a single location.
     The first of these systems was installed in a project at Riverside, California in September 2007. AbTech Industries conducted field testing at this and other sites that confirmed excellent hydraulic flow, antimicrobial capability and overall performance of the new designs for vaults and end-of-pipe systems. AbTech Industries believes that these new designs offer the greatest opportunity for sales growth in the stormwater market.

Markets
AbTech Industries targets five major markets: stormwater (public sector), Federal Sector — Federal Facilities and Department of Defense, industrial wastewater, produced water applications, and marine market — spill prevention and control.
Stormwater Market (Public Sector)
     This market consists of entities that for regulatory or other reasons are seeking to control the quality of water and other fluids that run off roads and other paved surfaces during wet weather, cleaning or oil spill events. Current customers include municipalities, state agencies, federal agencies, private developers, industrial facilities and businesses with parking lots or drive-through areas. Stormwater discharges are generated during a rainfall event by runoff from land and impervious areas such as paved streets, parking lots and building rooftops. The runoff water picks up a variety of pollutants, in particular bacteria and hydrocarbons, in quantities that can adversely affect water quality, and carries those pollutants into nearby rivers, lakes and oceans.
     1. Regulatory Drivers to the Stormwater Market
     Most stormwater discharges are considered non-point sources and are subject to regulation by both the EPA and local regulatory bodies. These regulatory requirements have been further defined and refined in the last few years, and now have resulted, or will result, in the imposition of requirements on almost all municipalities, states and agencies to implement best management practices (BMP) as part of receiving their required permits for stormwater. Over the next three years, it is estimated that sediment discharges from over 97% of the acreage under development across the country will be controlled through permits that will require municipalities to develop and implement plans designed to reduce stormwater contaminant levels.
     AbTech Industries is working to have its products recognized as a BMP in each of the states where it is expected that AbTech Industries will sell product. Each state has its own program for acknowledging BMP status and a few states have developed formal BMP certification requirements. Some states defer to federal EPA listings while others maintain their own BMP listings. Some published BMP listings are simply lists of available technologies without any certification or endorsement of the technology. While there are a number of BMP products available for stormwater management, AbTech Industries believes that its product is uniquely positioned to offer a low cost and effective method for stormwater control.
     Recently, the California State Water Resources Control Board substantially revised the statewide General Permit for Discharges of Storm Waters Associated with Construction Sites that regulates water quality at construction sites. The new requirements went into effect July 1, 2010 and mandate several new monitoring and reporting requirements that are each individually enforceable. On December 28, 2009, the EPA issued a Federal Register Notice describing some of the stormwater regulation changes the agency is considering including establishing more specific requirements to control discharges from newly developed and redeveloped sites, designating additional stormwater discharges subject to federal regulation and establishing requirements to better manage existing discharges (retrofitting), where necessary to protect water quality. On May 12, 2009, President Obama signed Executive Order 13508 which directs federal agencies to take additional actions to restore the water quality in the Chesapeake Bay.
     2. Health and Tourism Concerns Driving the Stormwater Market
     One area of the stormwater market that is receiving increased publicity and attention is the water pollution caused by microorganisms (bacteria). Polluted stormwater runoff can expose boaters and swimmers to bacteria, viruses and protozoans. A recent Southern California epidemiological study revealed that individuals who swim in areas adjacent to flowing storm drain outfalls were 50 percent more likely to develop a variety of symptoms than those who swim further away from the same drains. These situations are the cause for thousands of beach closings every year affecting public health and local economies dependent upon tourism and recreation. According to a report of the Natural Resources Defense Council (“NRDC”), for the fifth consecutive year in 2009, there were more than 18,000 days of closings and advisories across the country at ocean, bay and Great Lakes beaches. NRDC reported that during 2009, stormwater runoff was identified as a source of more than 80% of the closing/advisory days for which a source was identified. NRDC predicts that these numbers will go even higher as monitoring improves and expands — as it must do under the Federal BEACH Act.

     3. Going Green Initiatives
     Knowing that polluted stormwater runoff is one of the leading causes of water pollution in the country, many companies are including on-site stormwater treatment in their environmental sustainability goals. AbTech Industries’ products can help companies meet these goals. AbTech Industries’ Smart Sponge technology not only treats polluted water, it is also recyclable, requires no electricity or other power source and can provide users with quantifiable results of its efficacy, thus helping companies demonstrate their “going green” stewardship.
     4. Stormwater Market Size
Federal Sector — Federal Facilities and Department of Defense
     This market is comprised of airports, airport fueling facilities and U.S. Department of Defense (“DOD”) facilities. Under the Federal Clean Water Act, the EPA has issued the Spill Prevention, Control and Countermeasure (“SPCC”) rule, which requires owners or operators of facilities that store, use, process, transfer, distribute or consume oil and oil products, including airports and military bases, to have at a minimum one of the following preventative systems or its equivalent:
•	dikes, berms, or retaining walls sufficiently impervious to contain spilled product;

•	curbing;

•	culverting, gutters, or other drainage systems;

•	weirs, booms, or other barriers;

•	spill diversion ponds;

•	retention ponds; or

•	sorbent materials.
     The risks of not adequately implementing such countermeasures are violations, fines and potential releases that result in contamination, clean-up and additional fines. The impact of these issues can result in significant costs to a facility owner/operator. There are more than 250 medium and large sized airports in the United States and more than 322 U.S. military facilities worldwide.
     AbTech Industries’ Smart Sponge technology can be deployed for the oil and fuel contamination problems facing airports and military facilities. AbTech Industries’ products can not only be used to address such problems as stormwater runoff, but also provide effective SPCC solutions to limit potential liabilities to customers by providing a last line of defense or perimeter protection for fuel spills.
     Many airports have already installed AbTech Industries’ products in projects of various sizes. The Westchester County airport in New York was the first airport to install Ultra-Urban Filters with Smart Sponge and had very successful results, including the effective containment of a jet-fuel spill. This success prompted the airport to install the filters throughout the airport facility and led to other airports using the product for perimeter protection and, perhaps more importantly, to limit liability. The Newark, New Jersey airport has also deployed AbTech Industries’ products in various applications throughout its facility. There are also DOD facilities that are at various stages of pursuing pilot projects with AbTech Industries’ products. This market is in its early stage but offers tremendous potential to AbTech Industries as it gains acceptance in more and more airports and fueling depots.
Industrial Wastewater Market
     The industrial market serves manufacturers seeking to control and clean wastewater generated in various processes. The market is comprised of both heavy industry such as oil refineries, steel mills, chemical plants, pulp and paper plants and more localized concerns such as mid-size manufacturers, refuse sites and shipping/receiving areas. This market also includes private developers, car washes, gas stations and owners of developed sites (i.e., parking lots) of over one acre.

     Industry is placing increased emphasis on water recovery and reuse in order to conserve and protect scarce water resources and the environment. These efforts create the need for effective products and services to treat the water to reduce bacteria and remove unwanted contaminants such as oil derivatives and hydrocarbons.
     Industrial customers are also required to comply with increasingly stringent discharge regulations creating the need for products to treat runoff water or discharge water before it leaves an industrial facility. The EPA has classified over 3,000 industrial and electric utility facilities as water pollution dischargers. Each of these facilities provides its own wastewater treatment prior to discharge into an open body of water. The size of many of these plants is equal to or greater than those of many municipalities, and in many instances their processes are more complex than provided by a municipality because of the nature of the chemical pollutants being treated. The largest industrial spender on wastewater treatment processes is the chemical and petrochemical sector. There are more than 12,000 chemical/petrochemical plants in the United States and approximately 90% treat wastewater on-site. In addition, there are approximately 30 to 40 independent industrial off-site plants, most of which handle chemical and petrochemical effluent, principally from medium-sized and small companies.
     AbTech Industries has also begun to explore the use of Smart Sponge products on offshore oil exploration platforms. The 2010 BP oil spill will likely result in these platforms operating under even more stringent regulations regarding the discharge of water, including drilling mud and stormwater, from the facility. AbTech Industries believes that its Smart Sponge products may be a cost effective solution for filtering hydrocarbon pollutants from water discharged from such platforms and is looking for the appropriate partner to market Smart Sponge products in this market.
     In the industrial market, AbTech Industries’ intent is to market its products through qualified and specialized national distributors, preferably operating in the water treatment business.
Produced Water Applications
     Oil and gas exploration and production activities result in the production of significant volumes of contaminated water called “produced water.” Onshore drilling operations have several methods of dealing with this water; one is treating and releasing the water. Offshore production primarily relies on the ability to treat the produced water on the platform with a release back to the open ocean. These activities have strict discharge requirements that must be met in order to operate in compliance and avoid fines. AbTech Industries’ filtration media is a solution for polishing produced water prior to release or protecting against out of compliance discharges when treatment systems fail.
     According to the EPA, the Clean Water Act prohibits the discharge of oil or oily waste into or upon the navigable waters of the United States or the waters of the contiguous zone if such discharge causes a film or sheen upon the surface of the water. Violators are subject to a monetary penalty. The attributes of AbTech Industries’ Smart Sponge and its ability to remove “oily sheen” qualify it for this market.
     Recent events involving the massive BP oil spill in the Gulf of Mexico have led AbTech Industries to pursue the use of Smart Sponge materials to aid in the clean-up effort. AbTech Industries has adapted several of its products for use as both passive skimming devices (booms and line skimmers) and filtration systems that treat contaminated water by pumping it through Smart Sponge material either on-board clean-up vessels or at on-shore locations.
     AbTech Industries originally certified its Smart Sponge technologies for Oil Spill Recovery in 1996 under the name of OARS (Oil Aquatic Recovery Systems). After the BP oil spill in the Gulf of Mexico, AbTech Industries became registered with the Deep Horizon Command Center and has submitted numerous proposals to the Interagency Alternative Response Technology Assessment program (“IATAP”). AbTech Industries’ products have been involved in various tests with Incident Command Centers. AbTech Industries has submitted various proposals on its own and with various consortiums for projects using AbTech Industries’ media. AbTech Industries is continuing its efforts to work with contractors in the Gulf region to get AbTech Industries’ products involved in the clean-up effort and to help protect environmentally sensitive areas of the Gulf Coast. Because AbTech Industries’ products are most effective in dealing with the difficult-to-remove sheen levels of hydrocarbons, opportunities for deployment of AbTech Industries’ products in the Gulf spill should continue for many months, if not years. AbTech

Industries hopes to achieve successful deployments of its products and gain acceptance in the oil spill response market for continuing use in other spills, of smaller magnitude, that frequently occur.
Marine Market — Spill Prevention and Control
     There are a number of applications related to rivers, lakes, and oceans that call for the use of floating or in-line filtration products to control and reduce the presence of hydrocarbons in the water or on board transiting vessels. Customers include the cruise ship industry, recreational boaters, marina owners, port authorities, spill response organizations, and commercial shippers.
Sales, Distribution, and Marketing Support
Public Sector — Cities and Municipalities
     AbTech Industries historically focused on the public sector market, primarily cities and municipalities, and sought to sell to and service those entities through a series of local geographically defined exclusive distributorships. For small companies and distributors, sales to the public sector have inherent challenges including long sales cycles and erratic budget allocations. The recent economic downturn only served to exacerbate these challenges and encourage a reassessment of the strategy.
     The reassessment of strategy resulted in a decision to unwind many of the geography specific distributors and focus on establishing a strategic partnership with an industry segment specific dominant market leader. In order to effectively market a sophisticated product such as Smart Sponge, AbTech Industries established the following criteria for a strategic partner: (1) market leadership or dominance, (2) a concomitant large customer base, (3) operational competence in selling and servicing public sector customers, (4) active local advocacy resources, (5) sufficient capital to dedicate to and exploit the opportunity, and (6) experience in dealing with the environmental challenges faced by the public sector.
     Over the course of the last 18-months, AbTech Industries successfully unwound most of its distributorship arrangements and identified potential strategic partners with a national market presence. In January, 2011, AbTech Industries entered into such a strategic relationship by executing a marketing and distribution agreement with a dominant municipal market leader to pursue the distribution of Smart Sponge products in the municipal stormwater market.
Federal Sector — Federal Facilities and Department of Defense
     The federal sector represents a significant opportunity for AbTech Industries. AbTech Industries believes that its best approach to the sector is to identify a strong strategic partner. It established the following criteria for identifying candidates: (1) market leadership or dominance, (2) demonstrated ability to secure and service federal and military contracts, (3) appropriate engineering capabilities and support, (4) strong federal advocacy, and (5) experience and organizational emphasis on supporting “green” initiatives.
     Over the last 12-months AbTech Industries has identified strategic partner candidates, is currently in advanced discussions, and has several proposed projects in their preliminary stages.
Industrial Wastewater Market
     The industrial wastewater market is focused on the treatment of oily wastewater from industrial processes for either reuse or discharge. This market is serviced by many regional chemical and equipment supply companies that offer a catalog of solutions. Solutions may require little to no individual engineering, up to custom engineered solutions to address a customer need. AbTech Industries services this market by providing manufacturer’s representatives and engineering support services to industrial chemical suppliers, equipment suppliers, and consulting engineers.

Produced Water Market
     The produced water market is focused on the treatment of water produced during oil and gas exploration and production either onshore or offshore. Oil services companies, oil and gas producers, and engineering firms are the main customers. Applications for this market are generally engineered solutions. AbTech Industries services this market with direct AbTech Industries’ sales representatives and engineering resources, including external engineering design resources when necessary.
Marine Market — Spill Prevention and Control
     The marine market is focused on both persistent releases of hydrocarbons as well as catastrophic spills. Customers concerned with the persistent release of oil, usually at a sheen level, into the waters of marinas and ports during commercial and recreational activity are currently engaged with a direct sales force. Relationships with product resellers in this segment are also underway. For catastrophic oil spills, AbTech Industries will continue to seek relationships with the large emergency spill response organizations who stock ongoing inventories to provide immediate spill response.
Collaboration With Consulting Firms, Academic Institutions and Public Advocacy Groups
     AbTech Industries, both on its own, and with its distributors, has been active in seeking out and cooperating with a number of academic institutions and private groups that have interests that may advance the use of AbTech Industries’ products.
     1. Academic Institutions and Consultants
     AbTech Industries has had an opportunity to have its products assessed by several consultants and institutions. These include:
          Alden Labs. Alden, a recognized leader in the field of research and development, is the oldest continuously operating hydraulic laboratory in the United States and one of the oldest in the world. Alden has completed a variety of tests on AbTech Industries’ SMART PAK for hydraulic conductivity and sediment removal in vault configurations.
          North America Science Associates (“NAMSA”). For over 40 years, NAMSA has been supporting the medical device and pharmaceutical industries through a wide variety of testing services, all designed to ensure safety, efficacy and regulatory compliance. NAMSA has completed extensive lab efficiency tests for Smart Sponge Plus materials using varied concentrations of bacteria and exposure times.
          Millsaps College. Millsaps is a private liberal arts college located in Jackson, Mississippi. Through the Department of Geology, Millsaps has cooperated with AbTech Industries to test the Smart Sponge’s absorption capability with different hydrocarbons, Smart Sponge porosity and performance claims for the Ultra-Urban filter and other new products designed for the aviation industry. Millsaps has completed testing for many other large corporations including 3M, Dow, Clorox and Ergon, a local supplier of polypropylene fibers and sorbents for oil spills.
          HydroQual Inc. HydroQual is an environmental engineering and science firm. With a staff of over 100 employees, HydroQual addresses issues dealing with water quality, TMDL analyses, floatables pollution, water and wastewater treatment. HydroQual has performed a variety of tests to validate AbTech Industries’ claims regarding the performance of the Smart Sponge.
          University of California, Los Angeles (“UCLA”). The UCLA Department of Engineering and Environmental Sciences provided independent validation of early versions of AbTech Industries’ Ultra-Urban Filter.

     2. Active Lobbying
     To a limited extent, and often at the invitation of legislature members or citizen groups, AbTech Industries has from time to time been involved in lobbying state, federal and other rule making bodies. On October 25, 2005, AbTech Industries participated in a joint press conference regarding a stormwater project in Norwalk, Connecticut that was funded largely by a federal EPA grant obtained with the assistance of Senator Joseph Lieberman. Working alongside officials from Norwalk and Long Island Soundkeeper, AbTech Industries completed the EPA application for the earmarked federal appropriations in late June of 2005. Installation of AbTech Industries’ Ultra-Urban Filters began in October 2005.
     The Norwalk project involved the installation of 275 of AbTech Industries’ filters in designated areas of the city. These filters removed a grand total of 37,976 pounds (over 19 tons) of trash and debris that would have otherwise entered into the Long Island Sound. In addition, water quality analysis results reflected filter removal efficiency for bacteria (E Coli) averaging approximately 75%. In some locations, removal rates were as high as 95.9%. The study also showed that oil and grease removal was 70.5%. The filters removed an estimated 13,530 pounds of contaminants such as hydrocarbons and heavy metals. Essentially, the installed filters prevented the equivalent of a 1,200 gallon oil spill from entering the Long Island Sound. With the recent development of end-of-pipe vault systems, AbTech Industries expects that even greater contaminant reductions can now be achieved.
Competition
     1. Stormwater Products
     Four key factors differentiate AbTech Industries’ Ultra-Urban Filter from other filters in the stormwater market:
          Anti-microbial capability. AbTech Industries’ Smart Sponge filtration media, when treated with an anti-microbial agent, can reduce bacteria and other microbes flowing through the filter. AbTech Industries believes that its Ultra-Urban Filter with Smart Sponge Plus is the only product available and approved by the EPA that can reduce bacteria at street level without the installation of additional infrastructure and retention areas. Smart Sponge products are available with or without the added anti-microbial agent.
          Structural Filter. Abtech Industries believes that the Ultra-Urban Filter is the only product designed so that the entire structure is involved in the filtration process. Other products have inserted pads or pillows that allow some hydrocarbon removal, but the Ultra-Urban Filter directs the entire water flow through the filtration media thus enhancing the effectiveness of the filter.
          Superior Filtration Media. An essential and superior feature of the Ultra-Urban Filter is the ability of its Smart Sponge filtration medium to absorb hydrocarbons and prohibit them from being released back into the water flow when there are subsequent rain events. The reason for this is that AbTech Industries’ proprietary blend of polymers is oleophilic — an absorbent — which means that hydrocarbons are bonded within its chemical matrix and cannot be washed off, squeezed out or leached out of the material during subsequent wetting or rain events. There are various materials used by competitors for stormwater filtration that do not have this absorbent characteristic, instead they feature an adsorbent capability that merely attracts hydrocarbons to their surface area, but cannot prevent them from leaching back into the environment during subsequent rain events. The most commonly used adsorbent in the market is polypropylene, which is currently used in many sorbent products used for the 2010 BP oil spill clean-up. Although, it is generally accepted that adsorbents are clearly inferior to absorbents regarding their ability to capture and remove hydrocarbons from stormwater flows, they are widely used because of the low comparative cost. Over the last nine years, AbTech Industries has performed numerous laboratory and field tests that verify its products’ absorption capabilities and other performance features dealing with the removal of trash, sediment, debris, and other contaminants. Central to these test data is the incontrovertible conclusion that AbTech Industries’ Smart Sponge filtration medium is an absorbent.

          Porous Structure. AbTech Industries’ Smart Sponge technology maximizes the effectiveness of the oil-absorbing polymers by forming them into an extremely porous structure that allows effective, long-lasting absorption without clogging or channeling which is common among filter media in a powder or particulate form.
     There are three general categories of products that deal with the treatment of stormwater: hydrodynamic separators (“HDS”), catch basin inserts and ultra-violet light systems. To give a complete competitor profile, a brief explanation of HDS systems is given below since HDS systems are more often considered an alternative to catch basin inserts in new construction projects.
          Hydrodynamic Separators. HDS products use gravitational flow to spin the water in such a way that density differences cause sediment and other pollutants to be separated and skimmed-off the water. HDS units are large compared to catch basin inserts (smallest systems are about the size of an automobile) and are comprised of several large chambers or vaults, each designed to trap specific pollutants. These systems are much more expensive than catch basin inserts but also have the ability to handle more water flow. Unit costs for HDS systems range from $10,000 to $100,000 depending on size. These systems tend to be more cost effective in large new developments where the HDS can be designed into the stormwater system and large areas of run-off can be directed to each unit. In dealing with existing storm drains, HDS products are less desirable because they require streets and sidewalks to be torn-up, drainage redirected, and construction equipment to retrofit the drain and install the units. Catch basin inserts, on the other hand, are relatively easy to install because they fit into existing storm drain catch basins and require little or no construction.
          Not only are HDS systems expensive, they also require significant maintenance to remove the trapped pollutants and ensure that the system continues to function properly. It is interesting to note that some HDS vendors have purchased AbTech Industries’ Smart Sponge products to be used in conjunction with the HDS units to absorb the oil that is separated from the water, thus enhancing the performance of the systems and reducing the required maintenance. Another drawback of HDS systems is that they are designed to retain standing water after a rain or water flow event. Consequently, the HDS vaults become breeding grounds for mosquitoes (carrier of West Nile Virus), mold, mildew, bacteria and other undesirables.
          The primary vendors of HDS systems are: ConTech (CDS Technologies, Vortechs), Stormceptor and Baysaver Technologies.
          Catch Basin Inserts. Competing products in this category include the following:
•	“DrainPac” by PacTec

•	“StormBasin” by Fabco Industries

•	“Fossil Filter” and “Flow Guard” by Kristar

•	“Grate Inlet Skimmer Box” by Suntree Technologies

•	“Aqua Guard” by AquaShield

•	“Inceptor” by Stormdrain Solutions

•	“Hydrocartridge” by Advanced Aquatic Products

•	“Ultra HydroKleen” by Ultra Tech International
          Ultra Violet Light (“UVL”). For customers seeking effective antibacterial treatment of stormwater, UVL offers a potential solution. However, the economics of these products are far different from catch basin inserts or other vault and SWAT systems offered by AbTech Industries. Because UVL systems require electricity and expensive equipment, they are very costly to implement and maintain. Consequently, they are not even a viable option for many municipalities. Furthermore, these systems become less effective in turbid waters. While AbTech Industries does not compete directly with UVL systems, such systems do provide an alternative to AbTech Industries’ antimicrobial Smart Sponge products.

     2. Industrial/Marine Markets
     In the industrial and marine markets, competition comes from traditional sorbent products and other particulate-based polymer adsorption products that are widely available through industrial supply vendors. AbTech Industries’ competitive advantage lies in:
•	its patented and patent-pending technologies to form these polymers in shapes, such as the propellet, that greatly enhance performance and ease of use;

•	its unique delivery systems, including in-line filtration cartridges;

•	the completely hydrophobic nature of its products;

•	the capability to deal with more than one contaminant (i.e., hydrocarbons and microorganisms); and

•	the high saturation capacity.
Intellectual Property, Research, and Development
Intellectual Property
     1. Patents
     AbTech Industries endeavors to protect the intellectual property it develops through its research and development efforts. The United States Patent Office has issued AbTech Industries 17 patents related the Smart Sponge technology and products. Additionally, three of the patent applications have been pursued internationally with patents issued in Australia, Belgium, Canada, China, France, Germany, Israel, Italy, Japan, Korea, Mexico and Singapore. AbTech Industries intends to pursue patent protection for new patentable technologies that it develops. AbTech Industries’ success depends, in part, on its ability to maintain trade secrecy protection and operate without infringing on the proprietary rights of third parties.
     2. Trademarks
     AbTech Industries has registered three trademarks with the U.S. Patent and Trademark Office: (i) Smart Sponge®, which denotes the Smart Sponge material itself in its various shapes and sizes; (ii) Ultra-Urban® Filter, which denotes AbTech Industries’ line of storm drain filtration devices; and (iii) SMART PAK®, which describes Smart Sponge material compacted into blocks, bricks or other pre-shaped forms. AbTech Industries also trademarked, but does not currently use, the name OARS®, which denotes an oil aquatic recovery system encompassing Smart Sponge products.
     3. Trade Secrets
     In order to protect its trade secrets and un-patented proprietary information arising from its development activities, AbTech Industries requires its employees, consultants and contractors to enter into agreements providing for confidentiality, non-disclosure and Company ownership of any trade secret or other un-patented proprietary information developed by employees, consultants or contractors during their employment or engagement by AbTech Industries. AbTech Industries also requires all potential collaborative partners and distributors to enter into confidentiality and non-disclosure Agreements.
Research and Development
     The current Smart Sponge technology has prompted the development of a robust line of products. However, to ensure future growth, new products and technologies must be developed. Research and development effort is expended only on projects that meet certain criteria. The project must have a reasonable commercial potential, both in terms of revenue and in terms of profit margins. The products developed from the work must inherently be differentiated from competing products, if any, or allow AbTech Industries to fill a critical gap in its products offering. The development time to achieve the new technology or product must also be reasonable.

     AbTech Industries has spent over $20 million during the past 13 years to develop, test (lab and field) and deploy its Smart Sponge products and establish AbTech Industries as a viable supplier and competitor in the stormwater market. AbTech Industries’ primary research and development efforts are currently focused in six areas:
          Expand Data Base/Scientific Background. This research primarily involves the evaluation of Smart Sponge and other polymers to determine absorption performance under varying conditions and with a variety of contaminants. This testing not only provides independent verification of product performance but also allows AbTech Industries to provide more reliable information to customers about the product’s performance under various field conditions. To provide this data, AbTech Industries initiated several third party testing projects in 2007.
          Anti-microbial Smart Sponge. AbTech Industries remains committed to developing filtration solutions that address not only hydrocarbons, but also other contaminants that are polluting water (e.g., metals and fertilizers). One area of high interest and current activity is enhancements that have given Smart Sponge Popcorn the ability not only to absorb hydrocarbons but also to reduce bacteria in a water stream.
          End of Pipes and vault applications. Over the past several years, AbTech Industries has experimented in the field with several filtration ideas to deploy Smart Sponge media in downstream/end-of-pipe applications such as vaults and outfall pipes. The unique and key properties of the Smart Sponge material (i.e., porous, moldable, oleophilic and antimicrobial) make it economically suitable and desirable to treat contaminated runoff which cannot be treated at the catch basin (or is not effectively or economically treated by existing solutions such as hydrodynamic separators or ultra-violet light). After installations by Rhode Island Department of Transportation in an experimental field study at Scarborough Beach in 2005 and further corresponding work completed by the University of Rhode Island, AbTech Industries determined that product performance and maintenance could be optimized in end of pipe applications using underground vaults and chambers. These vaults can be of any size depending on the specific need. Smaller applications with lower flow rates and contamination levels can use relatively small vaults deploying SMART PAKS, whereas the larger applications with greater flow rates and high contamination levels would use large chambers/vaults using combination of Smart Sponge Popcorn and SMART PAKS.
          Larger vault systems offer an unprecedented way to attack large scale water problems and offer AbTech Industries the greatest potential for revenue growth. As a point of reference, AbTech Industries’ Ultra-Urban Filter uses on average about 20 pounds of Smart Sponge material, whereas a vault system can use up to 10,000 pounds or more of Smart Sponge material per site. AbTech Industries intends to continue to develop the data and technology that will define scalable vault system solutions that can be deployed in a wide variety of applications.
          Sediment. Though not designed to remove sediment, the Ultra-Urban Filter and vault systems have shown capability of reducing total suspended solids (“TSS”) in contaminated runoff. Testing through Alden Labs has already confirmed the ability of small vault systems to remove approx 80% of TSS. This is important not only to remove the sediment from the effluent, but to keep it from entering into the Smart Sponge material where it can hinder the long term performance of the technology.
     Other R&D projects that AbTech Industries intends to pursue include:
•	use of Smart Sponge material in secondary treatment of wastewater effluent;

•	products specially suited to the marina and recreational boating market; and

•	produced and process water applications.
     AbTech Industries’ strategy on all of these projects is to partner with third parties (universities, engineering companies or other specialists) for experimentation and validation of proposed concepts. AbTech Industries is working cooperatively with, Millsaps College, California State University at Fullerton, Alden Labs, NAMSA and Hydroqual, Inc. on various projects and is looking at other qualified partners for specific projects. AbTech Industries will maintain its own R&D treatability lab for internal research and quality control of raw material and finished products.

Manufacturing and Engineering
     As manufacturing volumes increase, AbTech Industries intends to maintain its core engineering competencies in the United States and create a manufacturing outsourcing network capable of supplying existing and future products around the world. The network will include some internal manufacturing (mainly assembly) capabilities but will largely comprise contract manufacturers and/or strategic partners with the desired expertise and facilities to cost-effectively manufacture AbTech Industries’ products. Due to the nature of the product (very low specific gravity or density, therefore high unitary shipping cost), AbTech Industries expects to establish its manufacturing and warehousing sites in key geographic areas. The manufacturing network will have an integrated information system capable of effectively managing production orders and ensuring high quality products manufactured to consistent specifications around the world. This plan will be rolled out in two steps:
     1. Short term (up to 12 months)
     AbTech Industries will fully exploit its internal manufacturing capabilities at its 13,000 square foot facility in Phoenix, Arizona. While maximizing the capacity of this facility, AbTech Industries will search out and train outsourcing partners in the United States and other regions. Products not using the Smart Sponge material will be contracted to outside manufacturers.
     2. Long term (12 months or longer)
     AbTech Industries intends to outsource manufacturing of all components and most of the finished products, focusing on total quality and consistency. Due to the very atypical process and equipment used in AbTech Industries’ manufacturing, there is a possibility that certain products (Line and Passive Skimmers) will continue to be partially manufactured internally.
Regulatory
     In mid-2008, the EPA initiated a compliance action against AbTech Industries alleging that AbTech Industries was in violation of the Federal Insecticide, Fungicide and Rodenticide Act by distributing Smart Sponge Plus, which the EPA considered to be an unregistered pesticide. Despite the EPA’s prior position that registration of AbTech Industries’ Smart Sponge Plus for use in stormwater filtration applications was not required or allowed, in subsequent discussions with the EPA it became evident that the EPA considered it imperative that AbTech Industries register its Smart Sponge Plus material as a pesticide if AbTech Industries intends to make claims about its antimicrobial capability. Consequently, in 2008, AbTech Industries began to prepare a registration application for Smart Sponge Plus, which was eventually filed with the EPA in September 2009. In July 2010, AbTech Industries received notice from the EPA that its application had been approved with certain conditions requiring AbTech Industries to submit additional testing data to the EPA by July 1, 2011. AbTech Industries is currently proceeding with the testing required to generate the requested data. The registration number for Smart Sponge Plus is 86256-1. AbTech Industries is not aware of any other competitive product that has been approved by the EPA for outdoor use as an antimicrobial (pesticide) and believes that this registration will further differentiate Smart Sponge Plus products from other competitive products on the market.
Employees
     As of January 31, 2010, AbTech Industries had fifteen full-time employees, four part-time employees, and two full-time consultants. Seven employees are involved in sales and marketing; four employees in production; three employees in research and development, and five employees in administrative functions.
Corporate Information
     The principal executive office for AbTech Industries is located at 4110 N. Scottsdale Road, Suite 235, Scottsdale, Arizona 85251. AbTech Industries’ main telephone number is (480) 874-4000 and its fax number is (480) 970-1665.

RISK FACTORS
     The risk factors discussed below relate to our business and operations following the consummation of the Merger and, accordingly, relate primarily to Abtech Holdings and its subsidiary, AbTech Industries. As discussed elsewhere in this Report, prior to the consummation of the Merger, Abtech Holdings was a “shell company” as defined in the SEC’s Rule 12b-2, and AbTech Industries was a privately-owned company. As used in this “Risk Factors” section, the terms “Company,” “we,” our” and like words mean Abtech Holdings together with Abtech Industries, unless the context otherwise requires.
     You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Relating to Our Business
Our ability to generate revenue to support our operations is uncertain.
     We are in the early stage of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Early-stage businesses in rapidly evolving markets commonly face risks, such as the following:
•	unanticipated problems, delays, and expenses relating to the development and implementation of their business plans;

•	operational difficulties;

•	lack of sufficient capital;

•	competition from more advanced enterprises; and

•	uncertain revenue generation.
Our limited operating history may make it difficult for us to forecast accurately our operating results.
     Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.
We have a history of losses that may continue, which may negatively impact our ability to achieve our business objectives.
     We have incurred net losses since our inception. Abtech Holdings’ net loss from inception to May 31, 2010, the date of its most recent audited financial statements, is approximately $140,000, and AbTech Industries’ had a net loss of approximately $2.6 million during its most recent complete fiscal year which ended on December 31, 2009. We cannot be assured that we can achieve or sustain profitability on a quarterly or annual basis in the future. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.
Our success depends on our ability to expand, operate, and manage successfully our operations.
     Our success depends on our ability to expand, operate, and manage successfully our operations. Our ability to expand successfully will depend upon a number of factors, including the following:
•	signing with strategic partners, dominant in their field

•	the continued development of our business;

•	the hiring, training, and retention of additional personnel;

•	the ability to enhance our operational, financial, and management systems;

•	the availability of adequate financing;

•	competitive factors;

•	general economic and business conditions; and

•	the ability to implement methods for revenue generation.
If we are unable to obtain additional capital, our business operations could be harmed.
     The development and expansion of our business may require funds. In the future, we may seek additional equity or debt financing to provide capital for our Company. Such financing may not be available or may not be available on satisfactory terms. If financing is not available on satisfactory terms, we may be unable to expand our operations. While debt financing will enable us to expand our business more rapidly than we otherwise would be able to do, debt financing increases expenses and we must repay the debt regardless of our operating results. Future equity financings could result in dilution to our stockholders.
     The recent global financial crisis, which has included, among other things, significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions or fluctuations in equity and currency values worldwide, and concerns that the worldwide economy may enter into a prolonged recessionary period, may make it difficult for us to raise additional capital or obtain additional credit, when needed, on acceptable terms or at all.
     Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies, may require us to delay, scale back, or eliminate some or all of our operations, which may adversely affect our financial results and ability to operate as a going concern.
You may suffer significant dilution if we raise additional capital.
     If we raise additional capital, we expect it will be necessary for us to issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the price at which we offer such securities may not bear any relationship to our value, the net tangible book value per share may decrease, the percentage ownership of our current stockholders would be diluted, and any equity securities we may issue in such offering or upon conversion of convertible debt securities issued in such offering, may have rights, preferences, or privileges with respect to liquidation, dividends, redemption, voting, and other matters that are senior to or more advantageous than our common stock.
If we obtain debt financing, we will face risks associated with financing our operations.
     If we obtain debt financing, we will be subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest and the risk that we will not be able to renew, repay, or refinance our debt when it matures or that the terms of any renewal or refinancing will not be as favorable as the existing terms of that debt. If we enter into secured lending facilities and are unable to pay our obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them.
Abtech Holdings’ independent auditors have expressed substantial doubt about its ability to continue as a going concern, which may hinder our ability to obtain future financing.
     In their report dated June 28, 2010, Abtech Holdings’ independent auditors stated that its financial statements for the fiscal year ended May 31, 2010 were prepared assuming that it would continue as a going concern. Its ability to continue as a going concern is an issue raised as a result of recurring losses from operations. Prior to the consummation of the Merger, each of Abtech Holdings and AbTech Industries had net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.
We depend on our officers and key employees who would be difficult to replace, and our business will likely be harmed if we lose their services or cannot hire additional qualified personnel.
     Our success depends substantially on the efforts and abilities of our officers and other key employees. Abtech Industries has employment agreements with its chief executive officer, its chief financial officer, and certain key employees, but we do not think those agreements limit any employee’s ability to terminate his or her employment. We have key person life insurance on Glenn R. Rink, our president, chief executive officer and a director; we do not have key person life insurance covering any of our other officers or other key employees. The loss of services of one or more of our officers or key employees or the inability to add key personnel could have a material adverse effect on our business. Competition for experienced personnel in our industry is substantial. Our success depends in part on our ability to attract, hire, and retain qualified personnel. In addition, if any of our officers or other key employees join a competitor or form a competing company, we may lose some of our customers.
We depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could seriously harm our business.
     Due to the specialized nature of our business, our future performance is highly dependent upon the continued services of current and future key personnel and managers. Our future business depends upon our ability to attract and retain qualified engineering, manufacturing, marketing, sales, and management personnel for our operations. We may also have to compete with the other companies in our industry in the recruitment and retention of qualified managerial and technical employees. Competition for personnel is intense and confidentiality and non-compete agreements may restrict our ability to hire individuals employed by other companies. Therefore, we may not be successful in attracting or retaining qualified personnel. Our failure to attract and retain qualified personnel could seriously harm our business, results of operations, and financial condition. Furthermore, we may not be able to accurately forecast our needs for additional personnel, which could adversely affect our ability to grow.
The expected results from the Merger may vary significantly from our expectations.
     The expected results from the Merger might vary materially from those anticipated and disclosed by us. These expectations are inherently subject to uncertainties and contingencies. These assumptions may be impacted by factors that are beyond our control, including, but not limited to, general economic factors impacting the U.S. economy.
The Merger could be difficult to integrate, disrupt business, dilute stockholder value, and harm operating results of the combined entity.
     Our experience in acquiring and integrating businesses is limited. The recent Merger with AbTech Industries involves numerous risks, including the following:

•	problems integrating the purchased operations, services, personnel, or technologies;

•	unanticipated costs associated with the acquisition;

•	diversion of management’s attention from the core businesses;

•	adverse effects on existing business relationships with suppliers and customers of purchased organizations;

•	potential loss of key employees and customers of purchased organizations; and

•	risk of impairment charges related to potential write-downs of acquired assets.
     These factors and potential unforeseeable costs may result in disruption to the business of the combined entity and any such disruption could have a significant negative impact on the combined entity’s assets, revenue, expenses, and stock price.
The effects of the recent global economic downturn may adversely impact our business, operating results, or financial condition.
     The recent global economic downturn has caused disruptions and extreme volatility in global financial markets and increased rates of default and bankruptcy and has impacted levels of consumer and commercial spending. We are unable to predict the duration or severity of the current global economic and financial crisis. There can be no assurance that any actions we may take in response to further deterioration in economic and financial conditions will be sufficient. A protracted continuation or worsening of the global economic downturn or disruptions in the financial markets could have a material adverse effect on our business, financial condition, or results of operations.
If we do not achieve broad market acceptance of our future clean technology products and services, we may not be successful.
     Although our future clean technology products and services will serve existing needs, our delivery of these products and services is unique and subject to broad market acceptance. As is typical of any new product or service, the demand for and market acceptance of these products and services are highly uncertain. We cannot assure you that any of our products and services will be commercialized on a widespread basis. The commercial acceptance of our products and services may be affected by a number of factors, including the willingness of municipalities and other commercial and industrial entities to use our clean technology products and services to control the quality of water and other fluids. If the markets for our products and services fail to develop on a meaningful basis, if they develop more slowly than we anticipate, or if our products and services fail to achieve sufficient market acceptance, our business and future results of operations could be adversely affected.
Because our future clean technology products may be designed to provide a solution which competes with existing methods, we are likely to face resistance to change, which could impede our ability to commercialize this business.
     Our future clean technology products may be designed to provide a solution to environmental challenges created by contaminated water and other fluids. Currently, large and well capitalized companies provide services in these areas. These competitors have strong relationships with their customers’ personnel, and there is a natural reluctance for businesses to change to new technologies, particularly in such industries as the oil and gas industries where our future products may be relevant. This reluctance is increased when potential customers make significant capital investments in competing technologies. Because of these obstacles, we may face substantial barriers to commercializing our business.
If we experience rapid growth and we are not able to manage this growth successfully, this inability to manage the growth could adversely affect our business, financial condition, and results of operations.

     Rapid growth places a significant strain on our financial, operational, and managerial resources. While we engage in strategic and operational planning to adequately manage anticipated growth, there can be no assurance that we will be able to implement and subsequently improve operations and financial systems successfully and in a timely manner to fully manage our growth. There can be no assurance that we will be able to manage our growth and any inability to successfully manage growth could materially adversely affect our business, financial condition, and results of operation.
We have no experience in manufacturing or assembling products on a large scale basis, and if we do not develop adequate manufacturing and assembly processes and capabilities to do so in a timely manner, we may be unable to achieve our growth and profitability objectives.
     We have no experience manufacturing or assembling products on a large scale. We do not know whether our current or future manufacturing arrangements will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet the quality, price, engineering, design and production standards, or production volumes required to successfully mass market such products. Even if we are successful in developing manufacturing capabilities and processes, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our target market. Our failure to develop these manufacturing processes and capabilities, if necessary, in a timely manner could prevent us from achieving our growth and profitability objectives.
If we fail to continue to develop or acquire new products, adapt to rapid and significant technological change, and respond to introductions of new products, we will not be competitive.
     Our growth strategy includes significant investment in and expenditures for product development. We intend to sell clean technology products, primarily in the water clean-up sector, which are characterized by rapid and significant technological changes, frequent new product and service introductions, and enhancements and evolving industry standards. Without the timely introduction of new products, services, and enhancements, our products and services may become technologically obsolete over time, in which case our revenue and operating results would suffer.
     In addition, our competitors may adapt more quickly to new technologies and changes in customers’ requirements than we can. The products that we are currently developing or those that we will develop in the future, may not be technologically feasible or accepted by the marketplace, and our products or technologies could become uncompetitive or obsolete.
The market for our products is highly competitive, and there can be no assurance that competitors will not emerge in the near to medium term with comparable products or technologies.
     The markets for our products and services are expected to remain highly competitive. While we believe our products are unique and have, or will have, adequate patent protection for the underlying technologies, or unique trade secrets, there can be no assurance that competitors will not emerge in the near to medium term with comparable products or technologies. There are a number of large companies involved in the same businesses as us, but with larger more established sales and marketing organizations, technical staff, and financial resources. We may establish marketing and distribution partnerships or alliances with some of these companies, but there can be no assurance that such alliances will be formed.
Our business may become substantially dependent on contracts that are awarded through competitive bidding processes.
     We may sell a significant portion of our products pursuant to contracts that are subject to competitive bidding, including contracts with municipal authorities. Competition for, and negotiation and award of, contracts present varied risks, including, but not limited to:

•	investment of substantial time and resources by management for the preparation of bids and proposals with no assurance that a contract will be awarded to us;

•	the requirement to certify as to compliance with numerous laws (for example, socio-economic, small business, and domestic preference) for which a false or incorrect certification can lead to civil and criminal penalties;

•	the need to estimate accurately the resources and cost structure required to service a contract; and

•	the expenses and delays that we might suffer if our competitors protest a contract awarded to us, including the potential that the contract may be terminated and a new bid competition may be conducted.
If we are unable to win contracts awarded through the competitive bidding process, we may not be able to operate in the market for products and services that are provided under those contracts for a number of years. If we are unable to consistently win new contract awards over any extended period, or if we fail to anticipate all of the costs and resources that will be required to secure and perform such contract awards, our growth strategy and our business, financial condition, and results of operations could be materially and adversely affected.
We will sell products and services to companies in industries which tend to be extremely cyclical; downturns in those industries would adversely affect our results of operations.
     The growth and profitability of our business will depend on sales to industries that are subject to cyclical downturns. Slowdowns in these industries may adversely affect sales by our businesses, which in turn would adversely affect our revenues and results of operations. In particular, our products may be sold to and used by the oil and gas industry, which historically has realized significant shifts in activity and spending due to fluctuations in commodity prices. Our revenues may be dependent upon spending by oil and gas producers; therefore, a reduction in spending by producers may have a materially adverse effect on our business, financial conditions, and results of operations.
The industries in which we may sell our products are heavily regulated and costs associated with such regulation could reduce our profitability.
     Federal, state, and local authorities extensively regulate the stormwater and oil and gas industries, which are primary industries in which we may sell our products and offer our services. Legislation and regulations affecting the industries are under constant review for amendment or expansion. State and local authorities regulate various aspects of stormwater and oil and gas activities that ultimately affect how customers use our products and how we develop and market our products. The overall regulatory burden on the industries increases the cost of doing business, which, in turn, decreases profitability.
     International sales are also subject to rules and regulations promulgated by regulatory bodies within foreign jurisdictions, and there can be no assurance that such foreign regulatory bodies will not adopt laws or regulatory requirements that could adversely affect our Company.
If chemical companies engage in predatory pricing, we may lose customers, which could materially and adversely affect us.
     Municipalities and other commercial and industrial entities traditionally have used chemicals to control the quality of water and other fluids. The chemical companies represent a significant competitive factor. The chemical companies who supply chemicals to such municipalities and other commercial and industrial entities may, in order to maintain their business relationship, drastically reduce their price and seek to undercut the pricing at which we can realistically charge for our products and services. While predatory pricing that is designed to drive us out of business may be illegal under the United States anti-trust and other laws, we may lose customers as a result of any future predatory pricing and be required to file lawsuits against any companies who engage in such improper tactics. Any such litigation may be very expensive which will further impact us and affect their financial condition. As a result, predatory pricing by chemical companies could materially and adversely affect us.
We are, or in the future may be, subject to substantial regulation related to quality standards applicable to our manufacturing and quality processes. Our failure to comply with applicable quality standards could have an adverse effect on our business, financial condition, or results of operations.

     The Environmental Protection Agency regulates the registration, manufacturing, and sales and marketing of products in our industry, and those of our distributors and partners, in the United States. Significant government regulation also exists in overseas markets. Compliance with applicable regulatory requirements is subject to continual review and is monitored through periodic inspections and other review and reporting mechanisms.
     Failure by us or our partners to comply with current or future governmental regulations and quality assurance guidelines could lead to temporary manufacturing shutdowns, product recalls or related field actions, product shortages, or delays in product manufacturing. Efficacy or safety concerns and/or manufacturing quality issues with respect to our products or those of our partners could lead to product recalls, fines, withdrawals, declining sales, and/or our failure to successfully commercialize new products or otherwise achieve revenue growth.
If a natural or man-made disaster strikes our or a third-party’s manufacturing facility that we may use, we may be unable to manufacture our products for a substantial amount of time and our sales and profitability will decline.
     The manufacturing facility and manufacturing equipment we will use to produce our products will be costly to replace and could require substantial lead-time to repair or replace. Our facility or a third-party’s facility that we use may be affected by natural or man-made disasters. In the event they were affected by a disaster, we would be forced to set up alternative production capacity, or rely on third-party manufacturers to whom we would have to disclose our trade secrets. Although we intend to possess insurance for damage to our property and the disruption of our business from casualties, such insurance may not be sufficient to cover all of our potential losses, may not continue to be available to us on acceptable terms, or at all, and may not address the marketing and goodwill consequences of our inability to provide products for an extended period of time.
We may decide to outsource manufacturing in the future. Dependence on contract manufacturing and outsourcing other portions of our supply chain may adversely affect our ability to bring products to market and damage our reputation.
     As part of our efforts to streamline operations and to cut costs in the future, we may decide to outsource aspects of our manufacturing processes and other functions. If our contract manufacturers or other outsourcers fail to perform their obligations in a timely manner or at satisfactory quality levels, our ability to bring products to market and our reputation could suffer. For example, during a market upturn, our contract manufacturers may be unable to meet our demand requirements, which may preclude us from fulfilling our customers’ orders on a timely basis. The ability of these manufacturers to perform is largely outside of our control. Additionally, outsourcing may take place in developing countries and, as a result, may be subject to geopolitical uncertainty.
The success of our businesses will depend on our ability to effectively develop and implement strategic business initiatives.
     We are currently implementing various strategic business initiatives. In connection with the development and implementation of these initiatives, we will incur additional expenses and capital expenditures to implement the initiatives. The development and implementation of these initiatives also requires management to divert a portion of its time from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives prove to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected.
Failure to successfully reduce our current or future production costs may adversely affect our financial results.
     A significant portion of our strategy will rely upon our ability to successfully rationalize and improve the efficiency of our operations. In particular, our strategy relies on our ability to reduce our production costs in order to remain competitive. If we are unable to continue to successfully implement cost reduction measures, especially in a time of a worldwide economic downturn, or if these efforts do not generate the level of cost savings that we expect going forward or result in higher than expected costs, there could be a material adverse effect on our business, financial condition, results of operations, or cash flows.
If we are unable to make necessary capital investments or respond to pricing pressures, our business may be harmed.
     In order to remain competitive, we need to invest in research and development, manufacturing, customer service and support, and marketing. From time to time, we may have to adjust the prices of our products and services to remain competitive. We may not have available sufficient financial or other resources to continue to make investments necessary to maintain our competitive position.
Failure to obtain sufficient supply of component materials to conduct our business may have an adverse effect on our production and revenue targets.
     Our component and materials’ suppliers may fail to meet our needs. We intend to manufacture our products using materials and components procured from a limited number of third-party suppliers. We do not currently have long-term supply contracts with our suppliers. This generally serves to reduce our commitment risk, but does expose us to supply risk and to price increases that we may have to pass on to our customers. In some cases, supply shortages and delays in delivery may result in curtailed production or delays in production, which can contribute to an increase in inventory levels and loss of profit. We expect that shortages and delays in deliveries of some components will occur from time to time. If we are unable to obtain sufficient components on a timely basis, we may experience manufacturing delays, which could harm our relationships with current or prospective customers and reduce our sales. We may also not be able to obtain competitive pricing for some of our supplies compared to our competitors. We also cannot assure that the component and materials from domestic suppliers will be of similar quality or quantity as those imported component and materials, which may lead to rejections of component and materials by our customers. In the event the domestic component and materials do not perform as well as the imported component and materials or do not perform at all, our business, financial condition, and results of operations could be adversely affected.
We have limited product distribution experience and we expect to rely on third parties who may not successfully sell our products.
     We have limited product distribution experience and currently rely and plan to rely primarily on product distribution arrangements with third parties. We may also license our technology to certain third parties for commercialization of certain applications. We expect to enter into distribution agreements and/or licensing agreements in the future, and we may not be able to enter into these agreements on terms that are favorable to us, if at all. In addition, we may have limited or no control over the distribution activities of these third parties. These third parties could sell competing products and may devote insufficient sales efforts to our products. As a result, our future revenues from sales of our products, if any, will depend on the success of the efforts of these third parties.
We could face significant liabilities in connection with our technology, products, and business operations, which if incurred beyond any insurance limits, would adversely affect our business and financial condition.
     We are subject to a variety of potential liabilities connected to our technology development and business operations, such as potential liabilities related to environmental risks. As a business which manufactures and/or markets products for use by consumers and institutions, we may become liable for any damage caused by our products, whether used in the manner intended or not. Any such claim of liability, whether meritorious or not, could be time-consuming and/or result in costly litigation. Although we intend to obtain insurance against certain of these risks, no assurance can be given that such insurance will be adequate to cover related liabilities or will be available in the future or, if available, that premiums will be commercially justifiable. If we were to incur any substantial liability and related damages were not covered by our insurance or exceeded policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, our business, financial conditions, and results of operations could be materially adversely affected.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly.
     Our success will depend in part on our ability to develop patentable products and obtain and enforce patent protection for our products in the United States and other countries. We intend to file applications, as appropriate, for patents covering our products. Patents may not be issued for any pending or future patent applications owned by or licensed to us, and the claims allowed under any issued patents may not be sufficiently broad to protect our technology. Any issued patents owned by or licensed to us may be challenged, invalidated, or circumvented, and the rights under these patents may not provide us with competitive advantages. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture increased market position. We could incur substantial costs to defend suits brought against us or suits in which we may assert our patent rights against others. An unfavorable outcome of any such litigation could materially adversely affect our business and results of operations.
     We may also rely on trade secrets and proprietary know-how with which we seek to protect our products, in part by confidentiality agreements with our collaborators, employees, and consultants. Nevertheless, these agreements afford only limited protection, and the actions we take to protect our intellectual property rights may not be adequate. These agreements may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently developed by our competitors. As a result, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition, or operating results.
     In addition, policing unauthorized use of proprietary technology can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. We cannot assure you that the outcome of any litigation will be in our favor. Intellectual property litigation may be costly and may divert management attention, as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects, and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.
Operational and Structural Risks
We can provide no assurances as to our future financial performance or the investment result of a purchase of our common stock.
     Any projected results of operations, including the recent Merger with AbTech Industries, involve significant risks and uncertainty, should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our common stock.
The compensation we pay to our executive officers and employees will likely increase, which will affect our future profitability.
     We believe that the compensation we have historically paid to our executive officers is within the lower quartile of compensation paid by companies similar to our Company. Following the closing of the Merger with AbTech Industries, we intend to increase the compensation payable to the combined entity’s executive officers and employees. An increase in compensation and bonuses payable to our executive officers and employees could decrease our net income.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.
     We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We are a smaller reporting company as defined in Rule 12b-2 under the Exchange Act. Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.
As a public company, we will incur significant increased operating costs and our management will be required to devote substantial time to new compliance initiatives.
     Our management has only limited experience operating AbTech Industries as a public company. To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.
     The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.
Risks Related to our Common Stock
A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.
     Although our common stock is quoted on the OTCBB under the symbol “ABHD,” there is a limited public market for our common stock. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all. Many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations may adversely affect the market price and liquidity of our common stock.
Our stock price may be volatile.
     The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	limited “public float” in the hands of a small number of persons whose sales (or lack of sales) could result in positive or negative pricing pressure on the market price for our common stock;

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates;

•	our ability to obtain adequate working capital financing;

•	changes in market valuations of similar companies;

•	publication (or lack of publication) of research reports about us;

•	changes in applicable laws or regulations, court rulings, enforcement and legal actions;

•	loss of any strategic relationships;

•	additions or departures of key management personnel;

•	actions by our stockholders (including transactions in our shares);

•	speculation in the press or investment community;

•	increases in market interest rates, which may increase our cost of capital;

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to execute our business plan; and

•	economic and other external factors.
In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.
Our common stock may be subject to the penny stock rules which may make it more difficult to sell our common stock.
     The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price, as defined, less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors, such as institutions with assets in excess of $5,000,000 or an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with his or her spouse. For transactions covered by this rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser’s written agreement of the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also affect the ability of our stockholders to sell their shares in the secondary market.
FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.
     In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common shares are currently traded at low volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.
     We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common shares are currently traded, but currently with low volume, based on quotations on the “Over-the-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.
     Shareholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market, and we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market. The occurrence of these patterns or practices could increase the future volatility of our share price.
We have historically not paid dividends and do not intend to pay dividends for the foreseeable future.
     We have historically not paid dividends to our stockholders, and management does not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future. Any determination we make regarding dividends will be at the discretion of our Board of Directors and will depend on our results of operations, our financial condition, contractual restrictions, restrictions imposed by applicable law, and other factors our Board of Directors deem relevant. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain future earnings, if any, for use in the operation and expansion of our business.
The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights to our directors, officers, and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.
     Our articles of incorporation contain a provision permitting us to eliminate the personal liability of our directors to our Company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our Company and shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
     The following discussion and analysis of the results of operations and financial condition of AbTech Industries for the fiscal years ended December 31, 2009 and 2008 and nine months ended September 30, 2010 and 2009 should be read in conjunction with the AbTech Industries financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the sections entitled “Risk Factors,” “Cautionary Notice Regarding Forward Looking Statements,” and “Description of Business” in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.
Overview
     Abtech Holdings was incorporated in the State of Nevada on February 13, 2007 under the name “Laural Resources, Inc.” On February 10, 2011, Abtech Holdings consummated the Merger with AbTech Industries, pursuant to the Merger Agreement, by and among Abtech Holdings, Merger Sub, and AbTech Industries. Prior to the Merger, Abtech Holdings was a development stage company engaged in the business of acquiring and developing mineral properties, and a public reporting “shell company,” as defined in SEC Rule 12b-2 under the Exchange Act. As a result of the Merger, Abtech Holdings acquired all of the issued and outstanding common stock of AbTech Industries (through a reverse acquisition transaction) in exchange for the stockholders of AbTech Industries acquiring a 78% ownership interest in Abtech Holdings, AbTech Industries became Abtech Holdings’ majority-owned subsidiary, and Abtech Holdings acquired the business and operations of AbTech Industries.
     This “management’s discussion and analysis of financial condition and results of operations” is based on and related only to AbTech Industries. Prior to the consummation of the Merger, Abtech Holdings was a “shell company” that did not have an active business and its results of operations are immaterial and are not included in the discussion below. Key factors affecting AbTech Industries’ results of operations during the periods covered in this section include revenues, cost of revenues, operating expenses and income, and taxation.
     This management’s discussion and analysis of financial condition and results of operations is based on AbTech Industries’ consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, management evaluates these estimates and assumptions. Management bases the estimates on historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
Results of Operations
Comparison of the nine months ended September 30, 2010 and 2009
     AbTech Industries’ net loss for the nine month period ended September 30, 2010 was approximately $177,000 more than the net loss for the same period in 2009 despite a 92% increase in revenue for the period. The increased net loss resulted from increases in operating expenses and interest expense. The increase in revenue in 2010 reflects a higher volume of sales in 2010 attributable primarily to an improving economy and new business related to the BP oil spill in the Gulf of Mexico. The gross profit for the first nine months of 2009 was negative $90,844 due to the cost associated with the excess manufacturing capacity that resulted from low sales volume and corresponding low levels of production during the period. The gross margin improved to positive $52,105, or 15% of net revenues, in the comparable period of 2010. While the gross margin in 2010 shows substantial improvement compared to 2009, it continues to be adversely affected by the cost of excess capacity resulting from continued low levels of manufacturing for most of the period.
     Selling general and administrative expenses increased by approximately $186,000 from 2009 to 2010 due to costs incurred in 2010 for additional consulting support to expand business development activities and for legal and audit services incurred in conjunction with the contemplated merger transaction with Abtech Holdings. Expenses in 2009 also reflect lower costs that resulted from cost saving measures taken by Abtech Industries in response to the general economic downturn. Research and development expenses increased in 2010 by approximately $51,000 due primarily to projects to develop products for oil spill cleanup driven by the BP oil spill.
     Interest expense increased from $22,727 in the first nine months of 2009 to $89,821 for the comparable period of 2010. This increase is due primarily to the interest accrued on a $500,000, 12% promissory note issued by Abtech Industries in June of 2009 and three $100,000, 12% promissory notes issued in April, 2010.
     Consolidated net loss attributable to AbTech Industries’ legacy common stockholders for the nine month period ended September 30, 2010 was ($1,998,738), or ($0.36) per share, an increase of 8% as compared to a net loss attributable to common stockholders of ($1,821,933), or ($0.33) per share, for the same period of the prior year. AbTech Industries has other potentially dilutive securities outstanding (e.g., Series A Preferred Stock, options, warrants and convertible promissory notes) that are not included in a diluted net loss per share calculation because their effect in both 2010 and 2009 would be anti-dilutive.
Comparison of the years ended December 31, 2009 and 2008
     AbTech Industries’ net loss for the year ended December 31, 2009 was $308,956 greater than the net loss reported for the comparable period of 2008 and resulted primarily from a 70% decrease in net revenues. The reduction in net revenues was attributable to the general downturn in the economy as municipal budgets became severely impaired and many planned stormwater projects sold by AbTech Industries’ regional distributors were cancelled or postponed. In addition, sales of AbTech Industries’ antimicrobial product, Smart Sponge Plus, was restricted pending approval of a registration application with the EPA. The EPA gave conditional approval to the registration application in July of 2010, with a public comment period that expired in August of 2010, allowing AbTech Industries to begin sales and the state registration processes of its antimicrobial products.
     The reduction in net revenues in 2009 resulted in significant excess manufacturing capacity. The cost of this excess capacity resulted in a negative gross margin of $167,263 for 2009 compared to a positive gross margin of $235,910 in 2008.
     Selling, general and administrative expenses increased by $63,534 in 2009 compared to 2008. This increase was caused in part by the cost of pursuing the EPA registration of AbTech Industries’ Smart Sponge Plus technology. Research and development expenses decreased from $679,056 in 2008 to $456,845 in 2009 due largely to the fact that company resources were reallocated to focus on the EPA registration application rather than product development projects.
     Interest expense increased from $7,540 in 2008 to $48,149 in 2009 due primarily to the interest accrued on a $500,000 promissory note issued in June of 2009.
     Consolidated net loss attributable to AbTech Industries’ legacy common stockholders for the fiscal year ended December 31, 2009 was ($2,621,392), or ($0.48) per share, an increase of 14% when compared to a net loss attributable to common stockholders of ($2,312,436), or ($0.42) per share, for the prior year. AbTech Industries has other potentially dilutive securities outstanding that that are not shown in a diluted net loss per share calculation because their effect in both 2009 and 2008 would be anti-dilutive. These potentially dilutive securities include Series A Preferred Stock, options, warrants and convertible promissory notes (see Notes 10 and 11 of the audited financial statements of AbTech Industries included elsewhere in this Report).

Liquidity and Capital Resources
     To date, AbTech Industries has not generated sufficient revenue to cover its operating costs and continues to operate with negative cash flow. At September 30, 2010, AbTech Industries’ cash balance was $11,373, representing less than one month of expected negative cash flow from operations. While AbTech Industries expects to achieve significant sales growth over the long-term, continued negative cash flow from operations is expected in the short term.
     AbTech Industries’ operations in 2009 and the first nine months of 2010 were funded primarily by proceeds from the issuance various convertible promissory notes (the “Notes”). These proceeds amounted to $2,211,000 in 2009 and $1,855,000 in the first nine months of 2010. All of this debt is convertible into shares of AbTech Industries’ Series A preferred stock at a conversion rate of $3.75 per share. One $500,000 Note, issued in June of 2009, has an interest rate of 12% per annum and three Notes totaling $300,000, issued in April of 2010, have an interest rate of 12% per annum. All other Notes issued in 2009 and 2010 were non-interest bearing.
     Pursuant to the Merger Agreement, the Merger is expected to provide $3 million in cash to AbTech Industries, which amount includes cash advances as were made to AbTech Industries by Abtech Holdings prior to consummation of the Merger. As of the Merger closing on February 10, 2011, AbTech Holdings had provided $1,645,000 of such cash advances to AbTech Industries. At the Merger closing (and as a condition precedent to such closing), AbTech Industries is to receive from Abtech Holdings the $3 million cash infusion less the total of all cash advances received prior to closing. This infusion was paid in connection with the closing of the Merger in the form of a promissory note in the original principal amount of 1,355,000. The note is payable not later than April 15, 2011. This funding is expected to provide the cash needed for AbTech Industries to execute its operating plan through 2011.
     AbTech Industries’ balance sheet at September 30, 2010 shows $589,846 of inventory, a relatively large amount compared to net revenues for the first nine months of 2010 of $343,930. This supply of inventory on hand will mitigate some of the working capital requirements AbTech Industries will encounter in the event it successfully increases sales revenue. At September 30, 2010, AbTech Industries had received customer deposits of $178,131 as prepayments by certain distributors for future product orders. Future sales to these distributors will not generate positive cash flow until the prepayments are depleted. AbTech Industries also intends to reduce the relatively large balance of accounts payable ($515,334 at September 30, 2010) which would also have a negative effect on cash flow.
     AbTech Industries made no material capital expenditures in 2009 or 2010 and as of September 30, 2010 had no commitments for future capital expenditures.
Contractual Obligations
     AbTech Industries is obligated to make future payments under various promissory notes and lease agreements. The following table represents the significant contractual cash obligations of AbTech Industries as of September 30, 2010.

	Payments Due in
	2010	2011	2012	2013	2014	Thereafter	Total

Short-term debt	$339,500	$—	$—	$—	$—	$—	$339,500
Long-term debt	—	1,156,000		1,700,001	1,486,000	1,715,865	6,057,866
Operating leases		280,100	252,242	25,740	—		558,082

Total Contractual Cash Obligations	$339,500	$1,436,100	$252,242	$1,725,741	$1,486,000	$1,715,865	$6,955,448

Off-Balance Sheet Arrangements
     We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk, or credit support to us or engages in leasing, hedging, or research and development services with us.
PROPERTIES
     The principal executive offices of Abtech Holdings and AbTech Industries are located at 4110 N. Scottsdale Road, Suite 235, Scottsdale, Arizona 85251. Our manufacturing facility is located at 3610 E. Southern Ave., Phoenix, AZ 85040. We rent this office and manufacturing space pursuant to three-year leases.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Prior To Change Of Control
     AbTech Holdings has one class of stock outstanding, its common stock. The following table sets forth certain information as of February 10, 2011, prior to the consummation of the transactions contemplated by the Merger Agreement, with respect to the beneficial ownership of such common stock for (i) each director and officer of Abtech Holdings, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of February 10, 2011, there were outstanding 10,885,700 shares of common stock of Abtech Holdings prior to the Merger.
     To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of	Shares Beneficially Owned	Percentage
Beneficial Owner	(1)(2)	Beneficially Owned
Directors and Executive Officers
Mandi Luis # 15 — 1019 North Shore Blvd. E., Burlington, Ontario, Canada, L7T 1X8	0	—
Robert MacKay 403 — 64 Wellesley Street East Toronto, Ontario, Canada, M4Y 1G6	0	—
Glenn R. Rink 4110 N. Scottsdale Road, Suite 235 Scottsdale, Arizona 85251	0	—
All Officers and Directors as a Group (3 persons)	0	—
5% Stockholders
N/A	—	—

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Reflects beneficial ownership immediately prior to the consummation of the transactions contemplated by the Merger Agreement. Immediately prior to the consummation of the transactions contemplated by the Merger Agreement 41,000,000 shares of common stock were cancelled, including 20,000,000 shares held by Ms. Luis and 15,000,000 shares held by Mr. MacKay.
Security Ownership After Change Of Control
     The following table sets forth certain information as of February 10, 2011, after giving effect to the consummation of the transactions contemplated by the Merger Agreement, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of February 10, 2011, after giving effect to the consummation of the Merger, there were 45,009,801 shares of common stock outstanding.
     To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated. The address of each person listed in the table is 4110 N. Scottsdale Road, #235, Scottsdale, Arizona 85251, unless a different address is given in the table.

Name and Address of	Shares Beneficially Owned	Percentage
Beneficial Owner	(1)	Beneficially Owned (1)

Directors and Executive Officers
Glenn R. Rink (2)	3,782,426	8.3%

Lane J. Castleton (3)	196,980	0.4%

Olivia H. Farr (4)	756,824	1.7%

David Greenwald (4)	1,306,914	2.9%

A. Judson Hill (5)	424,663	0.9%

Jonathan Thatcher (6)	239,570	0.5%

Karl Seitz (7)	239,570	0.5%

F. Daniel Gabel (8)	1,330,898	2.9%

All Officers and Directors as a Group (8 persons)	8,277,845	17.0%

5% Stockholders
Country Mutual Insurance Company and Country Life Insurance Company (9) 1705 N. Towanda Avenue, PO Box 2020 Bloomington, IL 61702-2020	8,378,836	15.7%
Bernard L. Madoff Investment Securities LLC (10) c/o Baker & Hostetler LLP 45 Rockefeller Plaza, New York, NY 10111	5,913,616	11.6%

Name and Address of	Shares Beneficially Owned	Percentage
Beneficial Owner	(1)	Beneficially Owned (1)
SLC Clean Water LLC	2,363,201	5.3%
1200 Union Turnpike, New Hyde Park, NY 11040

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Includes options to purchase 319,427 shares of Abtech Holdings common stock and a warrant to purchase 289,614 shares of ABHD common stock.

(3)	Represents options to purchase 196,980 shares of Abtech Holdings common stock.

(4)	Includes options to purchase 399,284 shares of Abtech Holdings common stock and a warrant to purchase 62,821 shares of Abtech Holdings common stock.

(5)	Includes options to purchase 399,284 shares of Abtech Holdings common stock and a warrant to purchase 11,180 shares of Abtech Holdings common stock.

(6)	Represents options to purchase 239,570 shares of Abtech Holdings common stock.

(7)	Represents options to purchase 239,570 shares of Abtech Holdings common stock.

(8)	Includes options to purchase 159,713 shares of Abtech Holdings common stock; a warrant to purchase 621,110 shares of Abtech Holding common stock; and 283,933 shares of Abtech Holdings common stock reserved for issuance upon conversion of a Senior Convertible Promissory Note with a principal amount of $200,000 which is convertible into 53,333 shares of AbTech Industries Series A Preferred stock.

(9)	Includes warrants to purchase 1,409,615 shares of Abtech Holdings common stock; 3,706,024 shares of Abtech Holdings common stock reserved for issuance upon conversion of Senior Convertible Promissory Notes with an aggregate principal amount of $2,205,000 which were not converted as of the effective date of the Merger; and 3,263,197 shares of AbTech Holdings common stock issuable upon conversion of 612,946 unconverted shares of AbTech Industries Series A Preferred stock; all of which convertible notes and preferred stock may be converted at the option of the holder and which upon such conversion entitle the holder to receive the Merger Consideration.

(10)	Includes warrants to purchase 1,299,003 shares of Abtech Holdings common stock; 1,420,324 shares of Abtech Holdings common stock reserved for issuance upon conversion of Senior Convertible Promissory Notes with an aggregate principal amount of $795,000 which were not converted as of the effective date of the Merger; and 3,194,270 shares of AbTech Holdings common stock reserved for issuance upon conversion of 600,000 shares of AbTech Industries Series A Preferred stock; all of which convertible notes and preferred stock may be converted at the option of the holder and which upon such conversion entitle the holder to receive the Merger Consideration.
DIRECTORS AND EXECUTIVE OFFICERS
Appointment of New Directors and Officers
     Under the Merger Agreement, Abtech Holdings agreed to appoint Olivia H. Farr, David Greenwald, A. Judson Hill, Glenn R. Rink, Jonathan Thatcher, Karl Seitz, and F. Daniel Gabel (the “New Directors”) to its Board

of Directors effective at the consummation of the Merger. Glenn R. Rink was elected to the Board of Directors on October 4, 2010, and the others were elected effective upon the consummation of the Merger. On September 21, 2010, Abtech Holdings filed with the SEC and transmitted to holders of record of our securities the information required by Rule 14f-1 of the Exchange Act, and the ten-day period prior to the change in the majority of AbTech Holdings’ directors as required under Rule 14(f)-1 expired on October 1, 2010. The Abtech Holdings Board of Directors as constituted at the time the Merger Agreement was entered into believes that the New Directors encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our directors includes each director’s experience, qualifications, attributes, and skills that led our Board of Directions to the conclusion that he or she should serve as a director.
     Furthermore, concurrent with the consummation of the Merger, Ms. Mandi Luis resigned as Abtech Holdings’ Chief Executive Officer, President, and Director, and Mr. Robert MacKay resigned as Abtech Holdings’ our Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, and Director. Immediately following the resignations of Ms. Luis and Mr. MacKay, the Board of Directors appointed three new executive officers. Descriptions of our newly appointed directors and officers can be found below in the section titled “Current Management.”
Current Management and Directors
     The following table sets forth certain information for each executive officer (the “New Executive Officers”) and the New Directors of the Company following the consummation of the Merger and giving effect to the changes described above under the caption “Appointment of New Directors and Officers.”

Name	Age	Position

Glenn R. Rink	51	Chief Executive Officer, President, and Director
Lane J. Castleton	54	Chief Financial Officer, Vice President, and Treasurer
Olivia H. Farr	49	Secretary and Director
David Greenwald	55	Director
A. Judson Hill	55	Director
Jonathan Thatcher	41	Director, Chief Operating Officer
Karl Seitz	59	Director
F. Daniel Gabel	72	Director
     Glenn R. Rink, Chief Executive Officer, President, and Director. Mr. Rink is an entrepreneur and founder of AbTech Industries. Since AbTech Industries’ inception, in June 1995, Mr. Rink has led AbTech Industries through its transition from a start-up R&D venture to an operating company with developed products on the market. From 1992 to 1995, Mr. Rink was the President of HydroGrowth International, an agricultural products company that specializes in aqueous absorption polymer technology. The advancement of this technology at HydroGrowth expanded into the development and application of polymer technologies and fostered the founding of AbTech Industries. For the 12 years prior to founding HydroGrowth, Mr. Rink was involved in the restaurant industry where he participated in business expansions and acquisitions that resulted in the creation of Desert Moon Cafe, a successful restaurant franchise business. Mr. Rink is also currently the Chairman of the Board of Trustees of Waterkeepers Alliance, Inc., a nonprofit organization working to protect water resources.
     Lane J. Castleton, Chief Financial Officer, Vice President, and Treasurer. Mr. Castleton has been AbTech Industries’ Chief Financial Officer since 1998 and has over 28 years experience in managing accounting and finance functions. From 1992 to 1997, Mr. Castleton managed the finance, accounting and administrative functions of Marine Preservation Association, an oil industry trade association that funded the establishment of national catastrophic oil spill response capability. For nine years, Mr. Castleton served as the Controller and Chief Financial Officer of Symbion, Inc., a publicly traded medical device manufacturing company. Mr. Castleton is a CPA with a

Masters degree in Professional Accountancy and public accounting experience gained as an auditor with Coopers & Lybrand (now PricewaterhouseCoopers), an international public accounting firm.
     Olivia H. Farr, Secretary and Director. Ms. Farr is currently Chief Executive Officer of Best Movies by Farr, a website and event business promoting the best in film. Ms. Farr is a trustee of the John Merk Fund, St. Mark’s School and is actively involved in her town’s efforts to lower its greenhouse gas emission. Past employment includes Partner at First Funding Associates in Stamford, Connecticut, Research Associate at Natural Resources Defense Council and Assistant Director of the Mrs. Giles Whiting Foundation. Ms. Farr has an M.B.A. from Pace University, an M.P.A. from New York University and a B.A. from the University of Pennsylvania.
     David Greenwald, Director. Mr. Greenwald is the Chairman of Lansco Colors, a distributor of pigments to the paint, ink and plastic industries, with revenues in excess of $30 million. During his more than 20 years with Lansco, he also served as President of Shoot the Moon Productions (1982-1984), a film company that produced with Warner Bros., a television series that ran for four years and is still in syndication in some markets. From 1995 to 1999 Mr. Greenwald served on the Board of Directors for Northern Westchester Center For the Arts and since 2000 has served on the Board of Directors of The Boys and Girls Clubs of Northern Westchester. He received a B.A. from Connecticut College.
     A. Judson Hill, Director. Mr. Hill is the Managing Director of NGP Energy Capital Management, a private equity firm. Previously, Mr. Hill was the Managing Partner with Summit Global Management Inc., focusing on strategic business development and private-market investments. Mr. Hill was formerly a Partner with The Halifax Group, a Washington DC private equity firm with investments including water and other infrastructure-related businesses, and Aqua International Partners, L.P., a private equity fund affiliated with Texas Pacific Group focused exclusively in the global water sector. Mr. Hill earlier served as a Managing Director for HSBC, where he was responsible for investment-banking activities including water technology/services and water utilities. Mr. Hill also has 15 years of operational management experience with Westinghouse Electric Corp. and Atlantic Richfield Corp. Mr. Hill has B.S./M.S. degrees in Civil/Environmental Engineering from the University of Pittsburgh and a B.S. degree in Biology and Chemistry from Edinboro University.
     Karl Seitz, Director. Mr. Seitz is the past President of Deimos Ventures, LLC, a private equity fund focused on investing in early stage technology companies relative to water, bio fuels and genetics. He was responsible for the overall management of the fund including investment strategy, analysis and acquisitions. Prior to forming Deimos, Mr. Seitz served with Mars, Inc., a global food manufacturer, for 20 years in a number of domestic and international financial positions. He became a CPA after receiving his Bachelor of Arts from UCLA in Economics and Political Science. Mr. Seitz was formerly Controller for Kawasaki Motors USA from 1977 to 1984 and Senior Tax Advisor at Arthur Andersen from 1973 to 1977). He is active in a number of community non-profit organizations in Southern California.
     Jonathan Thatcher, Director. Mr. Thatcher is the past Director and President of Exeter Life Sciences, Inc, a holding company that invests in and promotes human, plant and animal technologies that positively contribute to the health of people, the environment and animals. Mr. Thatcher has also previously served as Chairman of Arcadia Biosciences, the Co-founder and Chairman of Kronos — The Optimal Health Company, the Chairman of Viagen, Inc., the Chairman and Interim President for Start Licensing, Inc., and a Director of OneTouch Systems, Inc. Mr. Thatcher is a member of the board and Chair of the Governance Committee for the Arizona Chapter of the National Multiple Sclerosis Society.
     F. Daniel Gabel, Jr., Director. Mr. Gabel has been the President and Chief Executive Officer of Hagedorn & Company, an International Insurance Broker, since 1979. Mr. Gabel began his career with Hagedorn & Company in 1963 after three years with Price Waterhouse & Company. Mr. Gabel is a Director of the Insurance Broker Association of New York State and a past Director of the National Association of Insurance Brokers. Mr. Gabel is a Director on the Board of Trustees of Waterkeepers Alliance, Inc., a non-profit organization working to protect water resources. He is also a Director and Finance Chairman for Cheshire Academy, a Director and Vice President of Hundred Year Association and a Director of Friends of the Earth Inc. Mr. Gabel is a Chartered Life Underwriter with a B.A. degree in Accounting from Duke University.

Terms of Office
     The Company’s New Directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s stockholders or until removed from office in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes.
     The Company’s New Officers are appointed the Company’s Board of Directors and hold office until removed by the Board of Directors.
Key Employees of AbTech Industries
     Rodolfo B. Manzone, Ph.D., Executive Vice President and Chief Technology Officer. Dr. Manzone joined AbTech Industries in April of 2000. Dr. Manzone has extensive international business experience gained from 28 years in the commercial, technical and marketing environment with major chemical/polymer companies (Exxon Chemical and Montedison). Before joining AbTech Industries, he worked for ten years in various positions within Enichem, a large, international chemical company that manufactures some of the key polymer components used in AbTech Industries’ products. Dr. Manzone received his Ph.D. in Chemistry from State University, Genoa, Italy in 1981 and a Masters of International Marketing from Bocconi University, Milano, Italy, in 1988.
     Gordon Brown, Vice President Corporate Development. Prior to joining AbTech Industries in 2010, Mr. Brown dedicated much of his time and energies to various causes, including the environment, personal growth and accountability, and working with men inside prisons in California. He was a Managing Member of the Authentic Leadership Center, and was President of the Board of Directors of the Inside Circle Foundation, where he remains a Board Member. Mr. Brown is currently Vice-Chair of the Waterkeeper Alliance Board of Trustees. After a successful career in radio, Mr. Brown began buying and selling income producing real estate, and has been doing it successfully since 1988. Mr. Brown has a B.A. in Communications form Cal State University, Chico, and is a Graduate of the Stanford University School of Media.
     There are no family relationships among any of our directors, officers, or key employees.
EXECUTIVE COMPENSATION
General Philosophy
     Our Board of Directors is responsible for establishing and administering the Company’s executive and director compensation.
Board Compensation
     We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not currently paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by the Company, if and when incurred.
Executive Compensation — Former Executive Officers
     During the last fiscal year of Abtech Holdings, which ended May 31, 2010, Ms. Luis, Abtech Holdings’ former Chief Executive Officer, President, and Director, received a management fee in the amount of $1,000 per month. This monthly fee was paid for Ms. Luis’ time in performing administrative functions for Abtech Holdings, including engaging consultants and developing our business plan. This fee was determined by our Board of Directors by considering the amount of time Mrs. Luis provided to the Company and also took into consideration the financial condition of the Company. Except for Ms. Luis, no other former officer of Abtech Holdings received compensation during the last fiscal year.

Executive Compensation — New Executive Officers
     The following summary compensation table indicates the cash and non-cash compensation earned from AbTech Industries during the fiscal years ended December 31, 2009 and 2008 by the New Executive Officers and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods. The table also sets forth the compensation AbTech Industries paid to its non-employee directors during those fiscal years.
Summary Compensation Table

						Non-Equity
						Incentive Plan	All Other
		Salary	Bonus	Stock Awards	Option Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(3)(4)	($)	($)(1)	($)(2)

Glenn R. Rink	2009	150,000	-0-	-0-	20,897	-0-	7,611	178,508
Chief Executive Officer, President, and Director	2008	150,000	-0-	-0-	20,897	-0-	9,356	180,253
Lane J. Castleton	2009	120,000	-0-	-0-	13,060	-0-	-0-	133,060
Chief Financial Officer, Vice President, and Treasurer	2008	120,000	-0-	-0-	13,060	-0-	-0-	133,060
Olivia H. Farr	2009	-0-	-0-	-0-	15,270	-0-	-0-	15,270
Secretary and Director	2008	-0-	-0-	-0-	15,270	-0-	-0-	15,270
							-0-
David Greenwald	2009	-0-	-0-	-0-	15,270	-0-	-0-	15,270
Director	2008	-0-	-0-	-0-	15,270	-0-	-0-	15,270
							-0-
A. Judson Hill	2009	-0-	-0-	-0-	15,270	-0-	-0-	15,270
Director	2008	-0-	-0-	-0-	15,270	-0-	-0-	15,270
							-0-
Jonathan Thatcher	2009	-0-	-0-	-0-	15,270	-0-	-0-	15,270
Director	2008	-0-	-0-	-0-	15,270	-0-	-0-	15,270
							-0-
Karl Seitz	2009	-0-	-0-	-0-	15,270	-0-	-0-	15,270
Director	2008	-0-	-0-	-0-	15,270	-0-	-0-	15,270
							-0-
F. Daniel Gabel	2009	-0-	-0-	-0-	-0-	-0-	-0-	15,270
Director	2008	-0-	-0-	-0-	-0-	-0-	-0-	15,270
							-0-
Rodolfo Manzone	2009	145,000	-0-	-0-	13,060	-0-	-0-	158,060
Exec. Vice President and Chief Technology Officer	2008	145,000	-0-	-0-	13,060	-0-	-0-	158,060

(1)	All Other Compensation consists of the value of a car based on the total lease and operating cost of the car, less the portion attributable to business use.

(2)	The dollar value in this column for each named executive officer or director represents the sum of all compensation reflected in the previous columns.

(3)	Outside or non-employee directors received an annual option award for the purchase of up to 15,000 shares of AbTech Industries’ common stock with an exercise price equal to the fair market value of the underlying common stock at the date of grant. Each annual option grant vests at the end of the applicable year, and expires five years following the date of grant. Each of the option grants listed in this table has an exercise price of $3.75 per share. The value of the option award was determined using the Black-Scholes model in accordance with the provisions of ASC 718.

(4)	The options for Mr. Rink, Mr. Castleton and Mr. Manzone were granted by the Board of Directors on December 13, 2007 and expire on December 13, 2017. The options vest one-third at the end of each calendar year. The amounts shown in this table represent the options vesting in the specified year valued using the Black-Scholes model in accordance with the provisions of ASC 718.
None of our executive officers or directors received any bonus, stock awards, non-equity incentive plan compensation, or non-qualified deferred compensation. Each executive officer is eligible for compensation adjustments upon the achievement of specific revenue targets and Mr. Rink and Mr. Castleton are entitled to receive minimum cash bonus awards of $50,000 and $14,000 respectively on December 31, 2011.
Potential Payments Upon Termination or Change-in-Control
     SEC regulations state that we must disclose information regarding agreements, plans, or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. AbTech Industries has entered into employment agreements with Glenn R. Rink and Lane J. Castleton (the “Executives”). Under these agreements the Executives are entitled to compensatory benefits in the event the Executive terminates his employment for good reason (meaning the assignment to executive of any duties materially inconsistent with executive’s position, authority, duties or responsibilities as described in the agreement or failure of AbTech Industries to comply with the compensation and benefit provisions of the agreements) or upon the termination of the Executive’s employment by AbTech Industries without cause (meaning at the option of AbTech Industries in the event it determines it is in the AbTech Industries’ best interest to terminate the employment of Executive). Under these circumstances AbTech Industries is required to pay to the Executive a severance benefit equal to Executive’s salary at the then current annual salary rate for a period equal to the product of (A) the number of years of service of Executive with the Company (specifically including those years of service rendered prior to the Effective Date) times (B) two (2) months. AbTech Industries may elect to pay the severance benefit described herein either as one lump sum within 30 days of the notice of termination, or in a series of bi-weekly installments beginning on the regularly scheduled payday of AbTech Industries which follows the effective date of such termination with the amount of each such installment being equal to the Executive’s then current bi-weekly salary amount. AbTech Industries is required to pay to the Executive an additional severance benefit equal to the cost of extending the Executive’s health insurance coverage under the provisions of COBRA for a period of eighteen (18) months, with such severance amount being paid in a lump sum payment grossed up to cover the taxes that Executive is required to pay on such benefit. All stock options theretofore granted to the Executive to purchase any equity shares of AbTech Industries shall become immediately and fully vested and exercisable in accordance with the terms of the AbTech Industries’ stock option plans and grant awards.
Employment Agreements
     There are no employment agreements between Abtech Holdings and any of its officers or directors.
     AbTech Industries has employment agreements with two of its executive officers, Glenn R. Rink and Lane J. Castleton. Copies of these agreements are attached as Exhibits 10.2 and 10.3, respectively, to this Report.

Outstanding Equity Awards of AbTech Industries as of December 31, 2010.

			Equity
			incentive plan
			awards:
	Number of	Number of	Number of
	securities	securities	securities
	underlying	underlying	underlying
	unexercised	unexercised	unexercised
	options (#)	options (#)	unearned	Option exercise	Option
Name	exercisable	unexercisable	options (#)	price ($)	expiration date
Glenn R. Rink	40,000			3.75	12/13/2017
	20,000		80,000 (1)	3.75	10/11/2020
Lane J. Castleton	25,000			3.75	12/13/2017
	12,000		60,000 (1)	3.75	10/11/2020
Rodolfo Manzone	25,000			3.75	12/13/2017
			50,000 (1)	3.75	10/11/2020

(1)	On October 11, 2010, the Board of Directors of AbTech Industries granted these options to the designated executive officers who concurrently surrendered and waived their rights to any previously granted unearned incentive awards. Each of these options will vest on December 31, 2011 based on a formula that provides vesting percentages ranging from 0% to 100% depending on the attainment of financial goals (revenue, gross margin, EBITDA) to be approved by the Board of Directors for the 2011 calendar year.
Compensation Committee Interlocks and Insider Participation
     No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE
Certain Relationships and Transactions
     There are no family relationships between any of our former directors or executive officers and New Directors or New Executive Officers. To our knowledge, the New Directors and Executive Officers were not directors of the Company prior to the closing of the Merger, did not hold any position with the Company prior to the closing of the Merger nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates, or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.
Related-Party Transactions
     During Abtech Holdings’ fiscal year ended May 31, 2010 and the previous fiscal year, there were no transactions with related parties.
     Since December 31, 2008, AbTech Industries has entered into the following related party transactions:
•	Borrowed $325,000 from shareholder Country Life Insurance and Country Mutual Insurance Company on February 3, 2009 pursuant to a non-interest bearing convertible promissory note that matures on February 3, 2014. This note remained outstanding in its original principal amount as of September 30, 2010.

•	Borrowed $50,000 from F. Daniel Gabel Jr. (a Director) on April 1, 2009 pursuant to a non-interest bearing convertible promissory note that matures on April 1, 2014. This note was converted into 13,333 shares of AbTech Industries common stock on September 1, 2010.

•	Borrowed $200,000 from Country Life Insurance and Country Mutual Insurance Company on April 16, 2009 pursuant to a non-interest bearing convertible promissory note that matures on April 16, 2014. This note remained outstanding in its original principal amount as of September 30, 2010.

•	Borrowed $500,000 from Country Life Insurance and Country Mutual Insurance Company on June 26, 2009 pursuant to a 12% convertible promissory note that matures on June 26, 2014. As of September 30, 2010, AbTech Industries owed $15,124 in interest on this note and had paid interest on the note in the amount of $14,959 in cash and 12,186 shares of Series A Preferred stock.

•	Borrowed $100,000 from F. Daniel Gabel on September 18, 2009 pursuant to an 8% promissory note that matures on December 31, 2010. In conjunction with this loan Mr. Gable also received a warrant to purchase up to 26,667 shares of AbTech Industries common stock at a purchase price of $3.75 per share. As of September 30, 2010, no interest payments had been made on the note which had accrued interest due of $8,263.

•	One of AbTech Industries’ distributors, Clean Water Solutions, LLC, is controlled by a greater than 5% stockholder of AbTech Industries and may therefore be considered a related party. During 2009, Clean Water Solutions purchased $2,658 of product from AbTech Industries and provided a cash advance on future orders of $38,720. This cash advance remained outstanding as of September 30, 2010.
Review, Approval, or Ratification of Transactions
     Although we have adopted a Code of Ethics, we still rely on our Board of Directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer, or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board of Directors for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.
Director Independence
     During fiscal 2010, we did not have any independent directors on our Board of Directors. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards, including, without limitation, the standards for independent directors established by the New York Stock Exchange, Inc., the Nasdaq National Market, and the SEC.
     Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS
     None.
MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS
Market Information
     Since inception, there has been a limited trading market for Abtech Holdings’ common stock, which is listed on the OTCBB under the symbol “ABHD.” Our common stock has been listed on the OTCBB since June 2010. Prior to that time, there was no public market for our common stock. The common stock of AbTech Industries has never traded on a public market.
Holders
     Prior to the Merger, there were approximately 17 shareholders of record of Abtech Holding’s common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is Holladay Stock Transfer. The transfer agent’s address is 2939 North 67th Place, Scottsdale, Arizona 85251 and its phone number is (480) 481-3940.
     After the closing of the Merger, there were approximately 216 shareholders of record of our common stock.
Dividends
     We have never declared or paid cash dividends on our common stock,. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition, and other relevant factors that our Board of Directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.
Securities Authorized for Issuance Under Equity Compensation Plans
None.
RECENT SALES OF UNREGISTERED SECURITIES
     Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.
DESCRIPTION OF SECURITIES
     The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the closing of the Merger. This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been incorporated by reference or filed with the SEC as exhibits to this Form 8-K.
General
     Our authorized capital stock consists of 300,000,000 shares of common stock, par value of $0.001 per share, of which 44,834,613 shares were issued and outstanding upon the consummation of the Merger. Prior to the consummation of the Merger, certain stockholders, officers, and directors of Abtech Holdings surrendered an aggregate of 41,000,000 shares of common stock for cancellation.

Common Stock
     Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution, or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities.
     Holders of common stock have no conversion, preemptive, or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Nevada Law
     Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:
(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:
(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.
     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.
     Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:
(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety
     No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.
     Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
Charter Provisions and Other Arrangements of the Registrant
     Pursuant to the provisions of Nevada Revised Statutes, the Company has adopted the following indemnification provisions in its Bylaws for its directors and officers:
     The Company shall indemnify any person who was, or is a party or is a threatened to be made, a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability, and loss (including attorney’s fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise.

     The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.
     The Board of Directors may form time to time adopt further Bylaws with respect to indemnification and amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.
     In addition to the above, each of our New Directors has entered into an indemnification agreement with us. The indemnification agreement provides that we shall indemnify the director against expenses and liabilities in connection with any proceeding associated with the director being our director to the fullest extent permitted by applicable law, our Articles of Incorporation and Bylaws.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
     Reference is made to the financial statements and supplementary data included in Exhibit 99.1, which is incorporated herein by reference.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE
     None.
Section 3 — Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.
     As more fully described in Items 1.01 and 2.01 above, in connection with the consummation of the Merger on February 10, 2011, Abtech Holdings issued 32,009,801 shares of common stock to the stockholders of AbTech Industries in exchange for 100% of the common stock of AbTech Industries. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to the stockholders of AbTech Industries pursuant to the Merger Agreement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) and Regulation D thereof. We made this determination based on the representations of the stockholders of AbTech Industries which included, in pertinent part, that such shareholders, as applicable, were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such stockholders were acquiring our common stock, for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such stockholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.
     Pursuant to the Merger Agreement, at the effectiveness of the Merger, 480,266 warrants to purchase common stock of AbTech Industries immediately prior to the Merger were converted into warrants to purchase 2,557,153 shares of common stock of the Company; 471,444 warrants to purchase AbTech Industries Preferred Stock outstanding immediately prior to the merger were converted into warrants to purchase 471,444 shares of preferred stock of AbTech Industries as the Surviving Corporation; and options to purchase 992,000 shares of common stock of AbTech Industries immediately prior to the Merger were converted into options to purchase 5,281,855 shares of common stock of the Company.

Section 5 — Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant.
     As more fully described in Items 1.01 and 2.01 above, on February 10, 2011 (the “Closing Date”), pursuant to the Merger Agreement Abtech Holdings acquired a business engaged in providing innovative solutions to address water pollution issues facing communities and industry. The Merger Agreement was by and among Abtech Holdings, Merger Sub, and AbTech Industries, and the Merger Agreement provided for a reverse triangular merger of Merger Sub with and into AbTech Industries, with AbTech Industries as the corporation surviving the Merger.
     Under the Merger Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of AbTech Industries through the issuance of 32,009,801 shares of our common stock to the stockholders of AbTech Industries. Immediately prior to the Merger, we had 10,855,700 shares of common stock issued and outstanding. Immediately after the issuance of the shares to the stockholders of AbTech Industries, we had 45,009,801 shares of common stock issued and outstanding. As a result of this Merger and private offering, the common stockholders of AbTech Industries own approximately 71% of our issued and outstanding common stock, and AbTech Industries became our majority owned subsidiary.
     In connection with this change in control of Abtech Holdings, and as explained more fully in Item 5.02 below, effective on the Closing Date Ms. Mandi Luis resigned as Abtech Holdings’ Chief Executive Officer, President, and Director, and Mr. Robert MacKay resigned as Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, and Director, and we appointed new officers. The appointments of the new officers and directors were effective on the Closing Date. On September 21, 2010, Abtech Holdings filed with the SEC and transmitted to holders of record of its securities the information required by Rule 14(f)-1 of the Exchange Act, and effective the Closing Date, Abtech Holdings’ Board of Directors appointed new directors.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As more fully described in Items 1.01, 2.01, and 5.01 above, on the Closing Date of the Merger, Abtech Holdings acquired a business engaged in providing innovative solutions to address water pollution issues facing communities and industry pursuant to the Merger Agreement. In connection with the consummation of the Merger, the changes in the officers and directors of Abtech Holdings described below occurred on the Closing Date.
Resignation of Officers and Directors
     Effective on the Closing Date, Ms. Mandi Luis resigned as Abtech Holdings’ Chief Executive Officer, President, and Director, and Mr. Robert MacKay resigned as Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, and Director.
Appointment of Officers and Directors
     Effective on the Closing Date, the following persons were appointed as officers and directors of Abtech Holdings, to the offices set forth opposite their name (except that Glenn R. Rink was elected a Director on October 4, 2010):

Name	Age	Position

Glenn R. Rink	51	Chief Executive Officer, President, and Director
Lane J. Castleton	54	Chief Financial Officer, Vice President, and Treasurer
Olivia H. Farr	49	Secretary and Director
David Greenwald	55	Director
A. Judson Hill	55	Director
Jonathan Thatcher	41	Director
Karl Seitz	59	Director
F. Daniel Gabel	72	Director
     There are no family relationships among any of our officers or directors. None of the new officers currently has an employment agreement with AbTech Holdings. Messrs. Rink and Castleton each has an employment agreement with AbTech Industries. Other than the Merger, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the new officers or directors had or will have a direct or indirect material interest. Other than the Merger, there is no material plan, contract, or arrangement (whether or not written) to which any of the Company’s officers is a party or in which any such officer participates that is entered into or material amendment in connection with our appointment of the officers, or any grant or award to any officer or modification thereto, under any such plan, contract, or arrangement in connection with our appointment of the new officers.
     Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers — Current Management.”

Item 5.06.	Change in Shell Company Status.
     Reference is made to the Merger under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference. From and after the consummation of the Merger pursuant to the Merger Agreement, Abtech Holdings’ primary operations consist of the business and operations of AbTech Industries, which by reason of the Merger is Abtech Holding’s majority-owned subsidiary. Accordingly, we are disclosing information about AbTech Industries’ business, financial condition, and management in this Form 8-K.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     Reference is made to the Merger pursuant to the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the Merger, Abtech Holdings’ primary operations consist of the business and operations of AbTech Industries. In the Merger, Abtech Holdings is the accounting acquiree and AbTech Industries is the accounting acquirer. Accordingly, we are presenting the financial statements of AbTech Industries and its consolidated entities.
(a)	Financial Statements of the Business Acquired
     The audited consolidated financial statements of AbTech Industries for the years ended December 31, 2009 and 2008, and the unaudited consolidated financial statements for the six months ended June 30, 2010 and 2009, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.
(b)	Pro Forma Financial Information
     Incorporated by reference to Exhibit 99.2 attached hereto.
(c)	Shell Company Transactions
     Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.
(d)	Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated July 17, 2010, by and among the Registrant, Abtech Merger Sub, Inc., and AbTech Industries, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the SEC on July 22, 2010)

Exhibit
Number	Description

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated September 17, 2010, by and among the Registrant, Abtech Merger Sub, Inc., and AbTech Industries, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the SEC on September 22, 2010).

3.1	Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on July 27, 2007, Registration No. 333-144923)

3.2	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on July 27, 2007, Registration No. 333-144923)

3.3	Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on July 27, 2007, Registration No. 333-144923)

3.4	Amendment to Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the SEC on June 16, 2010)

4	Stock Specimen (incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on July 27, 2007, Registration No. 333-144923)

10.1	Transfer Agent and Registrar Agreement (incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on July 27, 2007, Registration No. 333-144923)

10.2*	Employment Agreement dated May 13, 2009, by and between Glenn R. Rink and AbTech Industries, Inc.

10.3*	Employment Agreement dated May 13, 2009, by and between Lane J. Castleton and AbTech Industries, Inc.

10.4*	Form of Indemnification Agreement between Abtech Holdings, Inc. and each member of its Board of Directors.

10.5*	Independent Contractor Agreement dated May 1, 2010, by and between Gordon Brown and AbTech Industries, Inc.

10.6*	AbTech Industries, Inc. 2007 Stock Plan

10.7*	Form of AbTech Industries, Inc. 2007 Incentive Stock Option Agreement

10.8*	Form of AbTech Industries, Inc. 2007 Non-qualified Stock Option Agreement

10.9*	Form of AbTech Industries, Inc. Warrant Agreement

21*	List of Subsidiaries

99.1*	AbTech Industries, Inc. Audited and Unaudited Financial Statements, comprising (i) audited financial statements as of and for the years ended December 31, 2009 and 2008 and (ii) unaudited financial statements for the nine months ended September 30, 2010 and 2009.

99.2*	Pro Forma Condensed Consolidated Financial Statements (Unaudited), and notes thereto

*	Filed Herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2011	ABTECH HOLDINGS, INC.
	By:	/s/ Glenn R. Rink
Glenn R. Rink,
Chief Executive Officer and President